                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY



                            STOCK PURCHASE AGREEMENT

                                      AMONG

                          GREATE BAY CASINO CORPORATION

                                 PPI CORPORATION

                       ADVANCED CASINO SYSTEMS CORPORATION

                                       AND

                             ACSC ACQUISITIONS, INC.


                                DECEMBER 19, 2001

                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
ARTICLE I Purchase and Sale of the Shares..................................................     2
          1.1     Agreement................................................................     2
          1.2     Closing..................................................................     2
          1.3     Delivery and Payment.....................................................     2
          1.4     Post Closing Purchase Price Adjustment...................................     3

ARTICLE II Representations and Warranties of Seller........................................     4
          2.1     Due Organization.........................................................     4
          2.2     Authorization............................................................     4
          2.3     No Breach or Conflict....................................................     4
          2.4     Third-Party Consents.....................................................     4
          2.5     Enforceability...........................................................     5
          2.6     Ownership of Shares; No Liens on Shares..................................     5
          2.7     Brokerage Fees...........................................................     5
          2.8     Litigation...............................................................     5
          2.9     Indebtedness.............................................................     5
          2.10    Auction and Sale Efforts.................................................     6

ARTICLE III Representations and Warranties of the Company..................................     6
          3.1     Due Organization.........................................................     6
          3.2     Authorization............................................................     6
          3.3     No Breach or Conflict....................................................     6
          3.4     Third-Party Consents.....................................................     7
          3.5     Enforceability...........................................................     7
          3.6     Capitalization...........................................................     7
          3.7     Other Rights to Acquire Capital Stock....................................     7
          3.8     Subsidiaries.............................................................     7
          3.9     Indebtedness.............................................................     8
          3.10    Contracts and Agreements.................................................     8
          3.11    Compliance With Laws.....................................................     8
          3.12    Taxes....................................................................     8
          3.13    Licenses and Permits.....................................................    10
          3.14    Financial Statements.....................................................    10
          3.15    Conduct of the Business..................................................    11
          3.16    Brokerage Fees...........................................................    11
          3.17    Litigation...............................................................    11
          3.18    Employees; Compensation; Unions..........................................    12
          3.19    Insurance................................................................    14
          3.20    Environmental Matters....................................................    14
          3.21    Patents, Trademarks and Similar Rights...................................    14
          3.22    Equipment, Property and Assets...........................................    15
          3.23    Real Property............................................................    15

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                              Page
                                                                                              ----
          3.24    Bank Accounts............................................................    16

ARTICLE IV   Representations and Warranties of Greate Bay..................................    16
          4.1     Due Organization.........................................................    16
          4.2     Authorization............................................................    16
          4.3     No Breach or Conflict....................................................    16
          4.4     Third-Party Consents.....................................................    16
          4.5     Enforceability...........................................................    17
          4.6     Brokerage Fees...........................................................    17
          4.7     Litigation...............................................................    17
          4.8     Indebtedness.............................................................    17
          4.9     Auction and Sale Efforts.................................................    17

ARTICLE V    Representations and Warranties of Buyer.......................................    17
          5.1     Due Organization.........................................................    17
          5.2     Authorization............................................................    18
          5.3     No Breach or Conflict....................................................    18
          5.4     Third-Party Consents.....................................................    18
          5.5     Enforceability...........................................................    18
          5.6     Brokerage Fees...........................................................    18
          5.7     Litigation...............................................................    18
          5.8     Cash Consideration.......................................................    19
          5.9     Securities Act Representations...........................................    19

ARTICLE VI   Covenants of the Company, Seller and Greate Bay...............................    19
          6.1     Inspection...............................................................    19
          6.2     Conduct of Business Pending Closing......................................    19
          6.3     Tax Sharing Agreement....................................................    21
          6.4     Acquisition Proposals....................................................    21
          6.5     Cooperation; Closing.....................................................    22
          6.6     Noncompetition...........................................................    22

ARTICLE VII  Covenants of Buyer............................................................    23
          7.1     License and Maintenance Agreements.......................................    23
          7.2     Cooperation; Closing.....................................................    23

ARTICLE VIII Conditions to the Company's, Seller's and Greate Bay's Obligations............    23
          8.1     Buyer's Representations and Warranties...................................    24
          8.2     Buyer's Covenants........................................................    24
          8.3     Buyer's Deliveries.......................................................    24
          8.4     Bankruptcy Court.........................................................    24
          8.5     Consents.................................................................    24
          8.6     Adverse Actions or Proceedings...........................................    24

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                              Page
                                                                                              ----
ARTICLE IX   Conditions to Buyer's Obligations.............................................    24
          9.1     Consents.................................................................    24
          9.2     The Company's, Seller's and Greate Bay's Representations and Warranties..    24
          9.3     The Company's, Seller's and Greate Bay's Covenants.......................    25
          9.4     The Company's, Seller's and Greate Bay's Deliveries......................    25
          9.5     Bankruptcy Court.........................................................    25
          9.6     Regulatory Approvals.....................................................    25
          9.7     No Material Adverse Effect...............................................    25
          9.8     Adverse Actions or Proceedings...........................................    25

ARTICLE X    Bankruptcy Matters............................................................    25
          10.1    Bankruptcy Procedures....................................................    25
          10.2    The Sale Hearing.........................................................    26
          10.3    The Sale Procedures......................................................    26
          10.4    Bankruptcy Court Approval................................................    28
          10.5    Bankruptcy Court Filings and Administrative Expenses.....................    28
          10.6    Creditors' Claims........................................................    28
          10.7    Good Faith...............................................................    28

ARTICLE XI   The Company's, Seller's and Greate Bay's Deliveries at Closing................    29
          11.1    Shares...................................................................    29
          11.2    Bring-Down Certificate...................................................    29
          11.3    Secretary's Certificate..................................................    29
          11.4    Escrow Agreements........................................................    29
          11.5    Sale Approval Order......................................................    29
          11.6    Releases.................................................................    29
          11.7    Legal Opinion............................................................    30
          11.8    Cole Employment Agreement................................................    30

ARTICLE XII  Buyer's Deliveries at Closing.................................................    30
          12.1    Purchase Price...........................................................    30
          12.2    Bring-Down Certificate...................................................    30
          12.3    Secretary's Certificate..................................................    30
          12.4    Escrow Agreements........................................................    30

ARTICLE XIII Termination...................................................................    30
          13.1    Termination..............................................................    30
          13.2    Effect of Termination....................................................    31

ARTICLE XIV  Indemnification...............................................................    32
          14.1    Survival of Representations and Warranties...............................    32
          14.2    Indemnification of Buyer.................................................    32
          14.3    Indemnification of Seller................................................    35
          14.4    Exclusive Remedy.........................................................    36

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                              Page
                                                                                              ----
          14.4    Exclusive Remedy.........................................................    37
          14.5    Defense of Third-Party Claims............................................    37
          14.6    Direct Claims............................................................    37

ARTICLE XV   Miscellaneous.................................................................    38
          15.1    Further Assurances.......................................................    38
          15.2    Publicity................................................................    38
          15.3    Expenses.................................................................    38
          15.4    Transfer Taxes...........................................................    38
          15.5    Governing Law; Dispute Resolution........................................    39
          15.6    Confidentiality..........................................................    40
          15.7    Notices..................................................................    40
          15.8    Headings; Gender; Interpretation.........................................    42
          15.9    Counterparts.............................................................    42
          15.10   Entire Agreement.........................................................    42
          15.11   Modifications............................................................    42
          15.12   Assignment and Binding Effect............................................    42
          15.13   No Third Party Beneficiaries.............................................    42
          15.14   Access to Records........................................................    42
          15.15   Guarantee................................................................    43

ARTICLE XVI  Definitions...................................................................    43

                            EXHIBITS TO THE AGREEMENT

EXHIBIT A      September 30, 2001 Working Capital

EXHIBIT B      Primary Escrow Agreement

EXHIBIT C      Secondary Escrow Agreement

EXHIBIT D      Opinion of Counsel to Seller

EXHIBIT E      Sale Approval Order

EXHIBIT F      Sale Procedures Order

EXHIBIT G      Third Amendment to Cole Employment Agreement

                       SCHEDULES TO THE AGREEMENT

SCHEDULE 2.4           Required Seller Consents

SCHEDULE 2.6           Liens

SCHEDULE 2.7           Brokerage Fees

SCHEDULE 2.8           Litigation

SCHEDULE 2.9           Intercompany Indebtedness

SCHEDULE 3.4           Required Company Consents

SCHEDULE 3.9(a)        Intercompany Indebtedness

SCHEDULE 3.10          Contracts and Agreements

SCHEDULE 3.11          Compliance With Laws

SCHEDULE 3.12(b)       Taxes

SCHEDULE 3.12(e)       Taxes

SCHEDULE 3.12(f)       Taxes

SCHEDULE 3.12(g)       Taxes

SCHEDULE 3.13(a)       Licenses and Permits

SCHEDULE 3.13(b)       Licenses and Permits

SCHEDULE 3.15          Conduct of the Business

SCHEDULE 3.17          Litigation

SCHEDULE 3.18(a)       Employees; Compensation; Unions

SCHEDULE 3.18(b)       Employees; Compensation; Unions

SCHEDULE 3.18(d)       Employees; Compensation; Unions

SCHEDULE 3.18(i)       Employees; Compensation; Unions

SCHEDULE 3.18(j)       Employees; Compensation; Unions

SCHEDULE 3.18(k)       Employees; Compensation; Unions

SCHEDULE 3.19          Insurance

                           SCHEDULES TO THE AGREEMENT
                                   (CONTINUED)

SCHEDULE 3.21          Patents, Trademarks and Similar Rights

SCHEDULE 3.23          Real Property

SCHEDULE 3.24          Bank Accounts

SCHEDULE 4.4           Required Greate Bay Consents

SCHEDULE 4.7           Litigation

SCHEDULE 4.8           Intercompany Indebtedness

SCHEDULE 5.7           Litigation

                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (this "AGREEMENT") is made and entered into this 19th day of December, 2001, by and among ACSC Acquisitions, Inc., a Nevada corporation and wholly owned subsidiary of Bally Gaming, Inc. ("BUYER"), Advanced Casino Systems Corporation, a Delaware corporation and wholly owned subsidiary of Seller (the "COMPANY"), PPI Corporation, a New Jersey corporation and direct parent of the Company ("SELLER"), and Greate Bay Casino Corporation, a Delaware corporation and direct parent of Seller ("GREATE BAY"). HWCC-Holdings, Inc., a Texas corporation and the principal creditor of the Debtors ("HWCC"), agrees to complete and perform its obligations hereunder and acknowledges and consents to the terms and conditions of this Agreement and the consummation of the transactions contemplated hereby by its signature on the signature page hereof. Capitalized terms shall have the meanings set forth in
Article XVI.

                               W I T N E S S E T H

        WHEREAS, Greate Bay, Seller and certain other affiliated entities of Greate Bay other than the Company (collectively, the "DEBTORS") intend to file petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT");

        WHEREAS, Seller owns all of the issued and outstanding shares (the "SHARES") of common stock, par value $1.00 per share, of the Company ("COMMON STOCK"), which constitute all of the issued and outstanding shares of capital stock of the Company;

        WHEREAS, the Company is engaged in the business of providing computer services and information technology to companies in the gaming industry (collectively, the "BUSINESS");

        WHEREAS, Seller has conducted an auction for the sale of the Shares (the "AUCTION"), and believes that Buyer has the highest and best bid, and has entered into this Agreement to set forth the terms and conditions for a sale of the Shares to Buyer pursuant to Section 363(f) of the Bankruptcy Code;

        WHEREAS, Buyer desires to purchase and Seller desires to sell the Shares on the terms and subject to the conditions set forth herein;

        WHEREAS, HWCC is the principal creditor of the Debtors and has been fully informed of the terms and conditions of this Agreement as set forth herein and HWCC acknowledges and consents to the terms and conditions of this Agreement and the consummation of the transactions contemplated hereby; and

        WHEREAS, on the date hereof, the Company is entering into those certain License Agreements and Maintenance Agreements between the Company, on the one hand, and each of HWCC-Tunica, Inc., Hollywood Casino-Aurora, Inc., and Hollywood Casino Shreveport, on the other hand (collectively, the "LICENSE AND MAINTENANCE AGREEMENTS").

        NOW, THEREFORE, in consideration of the foregoing premises and of the mutual representations, warranties, promises and covenants herein contained, and intending to be legally bound hereby, it is hereby agreed by Greate Bay, Seller, the Company, HWCC and Buyer as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF THE SHARES

        1.1 Agreement. On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell all of the Shares to Buyer, and Buyer agrees to purchase all of the Shares from Seller, for an aggregate purchase price of FOURTEEN MILLION, SIX HUNDRED THOUSAND DOLLARS ($14,600,000) (the "PURCHASE PRICE"), subject to adjustment based on the Actual Working Capital of the Seller as of the Closing. If, as of the Closing Date, the Company's working capital (as defined under United States generally accepted accounting principles ("GAAP")), calculated from the closing balance sheet to be delivered by the Company pursuant to Section 1.4(a) (the "CLOSING BALANCE SHEET") and calculated in the same manner as the balance sheet as of September 30, 2001 set forth on Exhibit A (the "ACTUAL WORKING CAPITAL"), is less than $5,100,000 or more than $6,100,000, then the Purchase Price shall be adjusted pursuant to Section 1.4.

        1.2 Closing. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at (a) the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071, 47th Floor, at 9:00 a.m., local time, on the later of (i) the first business day which is more than 10 days after the Sale Approval Order has been entered by the Bankruptcy Court, provided that the Sale Approval Order is not subject to stay by statute, rule, judicial order or otherwise, and (ii) three business days following the date on which all conditions to the obligations of both parties set forth in Articles VIII and IX hereof shall have been satisfied or validly waived, or (b) or at such other time and place or on such other date as Buyer and Seller may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "CLOSING DATE."

        1.3 Delivery and Payment. At the Closing, (a) Seller shall deliver or cause to be delivered to Buyer the stock certificate or certificates evidencing the Shares duly endorsed or accompanied by a duly executed stock power assigning all of the Shares to Buyer and otherwise in good form for transfer, free and clear of all liens, claims, charges, restrictions, security interests, rights of others or other encumbrances (collectively, "LIENS") and (b) Buyer shall deliver: (i) $11,000,000 (the "CLOSING PAYMENT") by wire transfer of immediately available funds to a bank account designated in writing by Seller at Closing;
(ii) $1,000,000 (the "PRIMARY ESCROW FUNDS") by wire transfer of immediately available funds to a bank account designated in writing by the escrow agent jointly selected by Seller and Buyer (the "ESCROW AGENT"), to be held in accordance with the terms of the Primary Escrow Agreement dated the date hereof and entered into among Seller, Buyer, HWCC and the Escrow Agent and attached hereto as Exhibit B (the "PRIMARY ESCROW AGREEMENT"); and (iii) $2,600,000 (the "SECONDARY ESCROW FUNDS" and together with the Primary Escrow Funds, the "ESCROW FUNDS") by wire transfer of immediately available funds to a bank account designated in writing by the Escrow Agent, to be held in accordance with the terms of the Secondary Escrow Agreement dated the date hereof and entered into among Seller, Buyer, HWCC and the Escrow Agent and attached hereto as Exhibit C (the "SECONDARY ESCROW AGREEMENT").

        1.4    Post Closing Purchase Price Adjustment.

               (a) On or before the later of (i) ten business days after the Closing Date or (ii) three business days after the Company delivers to Buyer the Closing Balance Sheet, a representative of Buyer and a representative of Greate Bay and HWCC shall jointly prepare and deliver to the Escrow Agent a mutually agreed upon schedule that sets forth (i) the Company's Actual Working Capital as of the Closing Date and (ii) the Post Closing Adjustment, if any, to the Purchase Price. If the Company's Actual Working Capital as of the Closing Date is less than $5,100,000, then the Purchase Price shall be reduced by the difference between $5,100,000 and the Actual Working Capital. If the Company's Actual Working Capital as of the Closing Date is more than $6,100,000, then the Purchase Price shall be increased by the difference between the Actual Working Capital and $6,100,000. Any such adjustment to the Purchase Price pursuant to this Section 1.4(a) shall be referred to herein as the "POST CLOSING ADJUSTMENT." A Post Closing Adjustment that results in a reduction of the Purchase Price shall correspondingly reduce the Secondary Escrow Funds to be distributed to Seller, or HWCC as Seller's designee, under the Secondary Escrow Agreement. If a Post Closing Adjustment results in an increase of the Purchase Price, all the Secondary Escrow Funds held under the Secondary Escrow Agreement shall be distributed to Seller, or HWCC as Seller's designee, and the Buyer shall pay the amount of such Post Closing Adjustment to Seller or its designee, or HWCC as Seller's designee, pursuant to Section 1.4(e).

               (b) If the parties are unable to agree upon a Post Closing Adjustment within the period provided in clause (a) above, and the amount of the disputed difference in the Post Closing Adjustment is less than or equal to $75,000, then the Post Closing Adjustment shall be deemed to be the average of the parties' respective Post Closing Adjustments. Any agreement among Buyer, Seller and HWCC relating to the Post Closing Adjustment shall be final and binding upon all of the parties hereto and any parties in interest in the Debtor's bankruptcy cases.

               (c) If the parties are unable to agree on a Post Closing Adjustment within the period provided in clause (a) above, and the amount of the disputed difference in the Post Closing Adjustment is greater than $75,000, then the disputed matters shall be referred for final determination to a nationally recognized accounting firm that is not the auditor for any of Alliance Gaming Corporation, Buyer, Seller, the Company, Greate Bay or HWCC; provided, however, that if the parties are unable to select such a firm within five business days after the end of such period, the American Arbitration Association (the "AAA") shall make such selection (any person so selected shall be referred to herein as the "INDEPENDENT ACCOUNTANT").

               (d) The Independent Accountant shall deliver to the Buyer, HWCC and Greate Bay, as promptly as practicable and in any event within ten days after its appointment, a written report setting forth its determination of the Actual Working Capital and any Post Closing Adjustment. Such report shall be final and binding upon all of the parties hereto and all parties in interest in the Debtors' bankruptcy cases for purposes of the Post Closing Adjustment. The fees, expenses and costs of the Independent Accountant shall be borne one half by Buyer and one half by HWCC.

               (e) The Seller, Buyer, Company, Greate Bay and HWCC shall use their reasonable best efforts to cause the Escrow Agent to distribute the Secondary Escrow Funds held under the Secondary Escrow Agreement to the parties in accordance with the final Post Closing Adjustment as determined pursuant to this Section 1.4 as soon as practicable after its final determination. If the Post Closing Adjustment results in an increase of the Purchase Price, Buyer agrees to pay Seller, or HWCC as Seller's designee, the amount of such increase within three business days after delivery of such final determination.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Subject to the further representations and warranties set forth in
Article X, Seller hereby represents and warrants to Buyer as follows (with the understanding that Buyer is relying materially on each such representation and warranty in entering into and performing its obligations under this Agreement).

        2.1 Due Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

        2.2 Authorization. Seller has the requisite corporate power and authority to execute this Agreement and, subject to the approval of this Agreement by the Bankruptcy Court, to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller and, to the extent required, its stockholders.

        2.3 No Breach or Conflict. Subject to the receipt of the approvals described on Schedule 2.4 hereto and the approval of this Agreement by the Bankruptcy Court, neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof or the consummation of the transactions contemplated hereby, by Seller, will (a) conflict with or result in a violation of any law, statute, ordinance, code, rule, regulation, restriction, judgment, order, writ, injunction, decree, determination or award (collectively, "LEGAL REQUIREMENTS") of any administrative, regulatory, judicial or governmental authority (each, a "GOVERNMENTAL AUTHORITY") that is applicable to Seller or any of its assets or property, (b) conflict with or result in a violation of the Certificate of Incorporation or Bylaws of Seller, each as amended to date, or (c) conflict with or result in a material breach of any of the terms, conditions or provisions of any material agreement, instrument or understanding to which Seller is a party or by which Seller or its assets or property are bound, or constitute a default or cancel or accelerate any obligations thereunder, except in the case of clauses (a) and (c), for any such conflict or breach which would not limit or delay Seller's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, including, without limitation, transferring valid and enforceable title to all of the Shares to Buyer at the Closing free and clear of any and all Liens.

        2.4 Third-Party Consents. Each consent, approval and authorization of any person or Governmental Authority required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller is identified on Schedule 2.4 hereto (collectively, the "REQUIRED SELLER CONSENTS"). All Required Seller Consents of any person or Governmental Authority shall be obtained by Seller prior to the Closing.

        2.5 Enforceability. This Agreement has been duly executed and delivered by Seller, and, subject to the approval of the Bankruptcy Court, constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

        2.6 Ownership of Shares; No Liens on Shares. The authorized capital stock of the Company consists of 1,000 shares of Common Stock. Of such shares, 1,000 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid, and nonassessable. Except for the Shares, all of which are owned by Seller, there are, and, as of the Closing there will be, no other equity securities of the Company outstanding. None of the Shares were issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any person. Seller is the true and lawful owner, of record and beneficially, of the Shares, free and clear of any Liens, other than Liens described on Schedule 2.6 hereto, all of which Liens and any other restrictions on transfer will be indefeasibly released or extinguished at or prior to the Closing. None of the Shares are or will be at the Closing subject to any outstanding agreements, commitments, options, warrants, calls, or similar rights of any other person to acquire the same, nor will there be outstanding as of the Closing any agreements, commitments, options, warrants, calls, or similar rights of any other person to acquire securities exercisable or exchangeable for or convertible into capital stock or other securities of the Company; and Seller has, and as of the Closing Date will have, the full power and authority to convey, and will convey to Buyer at Closing, good and marketable title to the Shares, free and clear of any and all Liens.

        2.7 Brokerage Fees. Except as set forth on Schedule 2.7, no broker, finder, agent, representative or similar intermediary has acted for or on behalf of Seller or Greate Bay in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith, or the consummation of the transactions contemplated hereby, based on any agreement or understanding with Seller or any action taken by Seller.

        2.8 Litigation. Except as set forth on Schedule 2.8 or Schedule 3.17, there are no claims, causes of action, litigation, proceedings or investigations (collectively "CLAIMS") pending or, to the knowledge of Seller, threatened (a) by or against the Company or the Seller, or (b) that question the validity of this Agreement, Seller's right to enter into and perform this Agreement and consummate the transactions contemplated hereby or any action taken or to be taken by any party in connection with this Agreement. Except as set forth on
Schedule 3.21, there are no Claims pending or, to the best knowledge of Seller after due inquiry, are any such Claims threatened which (i) allege that the Company is infringing or has infringed upon or otherwise is violating or has violated the intellectual property or other rights of any third party or (ii) could materially and adversely affect (a) the Company's ability to consummate the transactions contemplated hereby and otherwise perform its obligations hereunder, (b) the Business or (c) the rights, assets or properties of the Company.

        2.9 Indebtedness. Except as set forth on Schedule 2.9, neither Seller nor any other Debtor (including their respective direct and indirect subsidiaries and Affiliates) has any claim, as defined in Section 101(5) of the Bankruptcy Code, on account of intercompany debt or otherwise, against the Company.

        2.10 Auction and Sale Efforts. CIBC World Markets, an internationally known investment banking firm, was engaged by Hollywood Casino Corporation, a Delaware corporation ("HCC"), and together with Seller, conducted the Auction prior to entering into this Agreement. As part of the Auction, Seller and CIBC World Markets marketed the sale of the Shares to seven potential purchasers, including Buyer, for more than four months. As a result of the Auction, Seller believes (i) that Buyer has submitted the highest and best bid for the purchase of the Shares, (ii) that the Purchase Price for the Shares is fair and (iii) that a higher and better price is not likely to be obtained by further sale efforts and/or longer market exposure. Seller, in consultation with HWCC, believes that the sale of the Shares to Buyer under this Agreement represents a sale for the full and fair market value of the Shares, and is in the best interests of Seller, the other Debtors and the Company.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Subject to the further representations and warranties under Article X, the Company represents and warrants to Buyer as follows (with the understanding that Buyer is relying materially on each such representation and warranty in entering into and performing its obligations under this Agreement).

        3.1 Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to conduct the Business as heretofore and currently conducted. The Company is duly registered or qualified and in good standing in every jurisdiction where the character of the properties owned or leased by it, or the nature of the business conducted by it, makes qualification to do business as a foreign entity necessary, except such jurisdictions where a failure to so register or qualify could not reasonably be expected to cause any material adverse change in or have any material adverse effect on the Business, the Company, the prospects, financial condition or results of operation of the Company, the operation of the Business or the ability of the Company to consummate the transactions contemplated hereby (a "MATERIAL ADVERSE EFFECT").

        3.2 Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement by the Bankruptcy Court, to perform its obligations hereunder. The execution, delivery and performance hereof and the consummation of the transactions contemplated hereby have been duly authorized by all requisite Company corporate and stockholder action.

        3.3 No Breach or Conflict. Subject to the receipt of the approvals described on Schedule 3.4 and the approval of this Agreement by the Bankruptcy Court, neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof nor the consummation of the transactions contemplated hereby, by the Company, will (a) conflict with or result in a violation of any material Legal Requirement of any Governmental Authority that is applicable to the Company or any of its assets or property, (b) conflict with or result in a violation of the Certificate of Incorporation or bylaws of the Company, each as amended to date, (c) conflict with or result in a material breach of any of the terms, conditions or provisions of any agreement, instrument or understanding to which the Company is a party or by which the Company or its assets or properties are bound, or constitute a default or cancel or accelerate any obligations thereunder or (d) result in the creation of any material Lien.

        3.4 Third-Party Consents. Each consent, approval and authorization of any person or Governmental Authority which is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company (collectively, the "REQUIRED COMPANY CONSENTS") is set forth on Schedule 3.4 hereto. All Required Company Consents from any person or Governmental Authority shall be obtained by Seller prior to the Closing.

        3.5 Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

        3.6 Capitalization. The authorized capital stock of the Company consists of 1,000 shares of Common Stock. Of such shares, 1,000 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid, and nonassessable. Except for the Shares, all of which are owned by Seller, there are, and, as of the Closing there will be, no other equity securities of the Company outstanding. None of the Shares were issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any person. Seller is the true and lawful owner, of record and beneficially, of the Shares, free and clear of any Liens, other than Liens described on Schedule 2.6 hereto, all of which Liens and other restrictions on transfer will be indefeasibly released or extinguished at or prior to the Closing. None of the Shares are, or will be at the Closing, subject to any outstanding agreements, commitments, options, warrants, calls, or similar rights of any other person to acquire the same. None of the Shares are, and as of the Closing, none of the Shares will be, subject to any Liens or other restrictions on transfer thereof; and, subject to the approval of the Bankruptcy Court, Seller has, and as of the Closing Date will have, the full power and authority to convey, and will convey to Buyer at Closing, good and marketable title to the Shares, free and clear of any and all Liens.

        3.7 Other Rights to Acquire Capital Stock. There are, and there will be as of the Closing, no authorized or outstanding agreements, commitments, warrants, options, or rights of any kind to acquire any capital stock or other securities of the Company or any rights or securities exercisable or exchangeable for or convertible into capital stock or other securities of the Company.

        3.8 Subsidiaries. The Company does not directly or indirectly have (or possess any options or other rights to acquire) any subsidiaries or any direct or indirect equity ownership interests in any other person.

        3.9 Indebtedness.

               (a) Except as set forth on Schedule 3.9(a), the Company has no outstanding intercompany debt or other intercompany obligations to any of the Debtors (including their respective direct and indirect subsidiaries and Affiliates) or any obligation to incur the same, and none of Seller, Greate Bay or any other Debtors (including their respective direct and indirect subsidiaries and Affiliates) has any claim, as defined in Section 101(5) of the Bankruptcy Code, on account of intercompany debt or otherwise, against the Company.

               (b) Other than trade debt incurred in the ordinary course of business since September 30, 2001, any items set forth on the disclosure schedules, or as otherwise reflected in the Financial Statements, the Company has no other creditors.

        3.10 Contracts and Agreements. Attached as Schedule 3.10 hereto is a list of all written or oral contracts, commitments, leases, and other agreements and instruments (including, without limitation, all mortgages, deeds of trust, promissory notes, loan agreements, security agreements, pledge agreements and other evidences of indebtedness, any confidentiality or non-disclosure agreements, any collective bargaining or other labor or employment related contracts, agreements or undertakings, or any other contracts, documents or instruments of any kind) to which the Company is a party or by which the Company or its assets or properties are bound, pursuant to which the Company or any other party thereto is required to make payments or perform other obligations with a value of $62,500 or greater per annum, or which are otherwise material to the Business (collectively, the "COMPANY CONTRACTS"). Each Company Contract is a lawful, valid and legally binding obligation of the Company and is in full force and effect and enforceable against the Company in accordance with its terms. Except as set forth on Schedule 3.10, the Company is not and, to the knowledge of the Company, no other party to any Company Contract is, in material default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a material default) under any such Company Contracts.

        3.11 Compliance With Laws. Except as disclosed on Schedule 3.11, the Company is in material compliance with all Legal Requirements applicable to the Company. No claims or investigations alleging any violation by the Company of any such Legal Requirements are pending or, to the best knowledge of the Company, threatened.

        3.12   Taxes.

               (a) The Company, or Greate Bay on behalf of the Company, has filed with appropriate agencies all tax returns required by law to be filed by the Company. Such tax returns were properly prepared and reflect in all material respects the full amount due thereunder.

               (b) Except as disclosed on Schedule 3.12(b):

                      (i) no audit of any federal, state or municipal returns or other tax returns filed by or on behalf of the Company is in progress or, to the knowledge of the Company, threatened;

                      (ii) no extensions or waivers of statutes of limitations with respect to any tax returns have been given by or, to the knowledge of the Company, requested from the Company; and

                      (iii) to the knowledge of the Company, no claim has been made by any taxing authority in any jurisdiction where the Company does not file tax returns that it is or may be subject to tax in that jurisdiction.

               (c) There exist no unpaid federal, state or local income or other taxes with respect to the Company or the operation of the Business, except for accrued taxes not yet due and payable or taxes subject to a bona fide dispute. The taxes payable reported by the Company in the Interim Financial Statements are adequate to cover the tax liabilities of the Company as of the date thereof and nothing has occurred subsequently to make any such taxes payable inadequate or inaccurate.

               (d) There are no Liens for taxes (other than for current taxes not yet due and payable) upon the assets of the Company.

               (e) Except as set forth on Schedule 3.12(e), the Company is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement, nor any closing agreement or offer in compromise with any taxing authority.

               (f) (i) Except as set forth on Schedule 3.12(f) and other than the affiliated group of corporations of which Greate Bay is the common parent, the Company has not been a member of an affiliated group of corporations within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "CODE") or a member of a combined, consolidated or unitary group for state, local or foreign tax purposes.

                      (ii) The Company has no liability for taxes of any person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign income tax law), as transferee or successor, by contract or otherwise.

               (g) Except as set forth on Schedule 3.12(g), the Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (h) Seller is not a "foreign person" as that term is used in Treas. Reg. Section 1.1445-2. The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a).

               (i) There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of the Company under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury regulations promulgated thereunder.

               (j) Neither Greate Bay nor any member of the consolidated group of corporations of which it is the common parent has made an election (as permitted under Treasury

Regulation Section 1.1502-20(g)) to reattribute the Company's net operating losses to the consolidated group, and Greate Bay will not, and will not cause any other member of the consolidated group, to make such election with respect to net operating losses of the Company.

        3.13 Licenses and Permits. Schedule 3.13(a) contains a list of all federal, state, county, and local governmental licenses, certificates, permits and orders (collectively, the "PERMITS") held or applied for by the Company. The Company has complied in all material respects, and is in compliance in all material respects, with the terms and conditions of all such Permits, and no material violation of any such Permit has occurred. Except as disclosed on
Schedule 3.13(b) hereto, no additional Permit is required from any Governmental Authority in connection with the conduct of the Business which, if not obtained, would have a Material Adverse Effect. No claim has been made by any Governmental Authority (and, to the best knowledge of the Company, no such claim is anticipated) to the effect that any Permit is necessary in respect of the Business that has not been obtained.

        3.14 Financial Statements. The following financial statements (the "FINANCIAL STATEMENTS") of the Company have been delivered to Buyer by the
Company:

               (a) audited consolidated balance sheets, statements of income and cash flow, and statements of changes in financial position of the Company as of and for each of the years ended December 31, 2000 and 1999, together with, in each case, the notes thereto and the report of Deloitte & Touche LLP certified public accountants with respect thereto (collectively, the "AUDITED FINANCIAL STATEMENTS"); and

               (b) unaudited consolidated balance sheet, statements of income and cash flow, and statement of changes in financial position of the Company as of and for each of the nine months ended September 30, 2001 and 2000 (collectively, the "INTERIM FINANCIAL STATEMENTS").

        The Financial Statements have been prepared in accordance with GAAP and fairly and accurately present the financial position, results of operations, and changes in financial position of the Company as of the indicated dates and for the indicated periods (except, in the case of the Interim Financial Statements, for the absence of notes thereto and subject to normal year-end audit adjustments and accruals required to be made in the ordinary course of business which are not materially adverse to and are consistent with past practices of the Company). Except to the extent reflected or provided for in the balance sheet included in the Interim Financial Statements, the Company has no liabilities or obligations (whether absolute, contingent, or otherwise), other than current liabilities incurred in the ordinary course of business subsequent to September 30, 2001 and liabilities that are not material to the Business taken as a whole; and the Company has no knowledge of any basis for the assertion of any such liability or obligation. Since December 31, 2000, there has been no material adverse change in the financial position, assets, results of operations, or business of the Company, excluding any change resulting from general economic conditions or relating to the industry of the Business generally or arising from actions contemplated by the parties under this Agreement or from the announcement of the transactions contemplated hereby.

        3.15 Conduct of the Business. Except as disclosed in Schedule 3.15, since September 30, 2001, the Company has conducted the Business only in the ordinary course and there has not been any:

               (a) change in any authorized or issued capital stock of the Company; grant of any warrants, stock options or other rights to purchase shares of capital stock of the Company; issuance of any options, warrants, rights or securities or securities of any kind, including those exercisable or exchangeable for or convertible into capital stock; grant of any registration rights by the Company; purchase, redemption, retirement, or other acquisition by the Company or any affiliate thereof of any shares of any such capital stock or other securities of the Company; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock or other securities of the Company;

               (b) amendment to the Certificate of Incorporation or Bylaws of the Company;

               (c) except in the ordinary course of business, increase by the Company of any bonuses, salaries, or other compensation to any employee, stockholder, director or officer or entry into any employment, severance, change of control or similar contract or arrangement with any director, officer, or employee of any such entity;

               (d) adoption or amendment of any Employee Benefit Plan or Other Plan covering any employees of the Company which results in an increase in the liability of the Company under any such plan, agreement or arrangement;

               (e) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any material assets of the Company;

               (f) material change in the accounting methods used by the Company;

               (g) except for those liabilities or obligations incurred in the ordinary course of business or disclosed in the Financial Statements, incurrence of any material amount of indebtedness or other liability or obligation not reflected on the Financial Statements; or

               (h) agreement, whether oral or written, by the Company to do any of the foregoing.

        3.16 Brokerage Fees. Except as set forth on Schedule 2.7, no broker, finder, agent, representative or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith or in connection with the transactions contemplated hereby based on any agreement or understanding with the Company or any action taken by the Company.

        3.17 Litigation. Except as set forth on Schedule 3.17, there are no Claims pending or, to the knowledge of the Company, threatened (a) by or against the Company, Seller or Greate Bay, or (b) that question the validity of this Agreement, the Company's right to enter into and perform this Agreement and consummate the transactions contemplated hereby or any action taken or to be taken by any party in connection with this Agreement. Except as set forth on

Schedule 3.17 or Schedule 3.21, there are no Claims pending or, to the best knowledge of the Company after due inquiry, are any such Claims threatened, which (a) allege that the Company is infringing or has infringed upon or otherwise is violating or has violated the intellectual property or other rights of any third party, or (b) could affect (i) the Company's ability to consummate the transactions contemplated hereby and to otherwise perform its obligations hereunder, (ii) the Business, or (iii) the rights or assets or properties of the Company.

        3.18   Employees; Compensation; Unions.

               (a) Schedule 3.18(a) lists the name of each present employee of the Company and the current salary level and title of each such present employee, and for each present employee of the Company whose annual rate of compensation exceeds $50,000, the date of employment, position and the current annual salary and any bonus or incentive compensation paid during 2001 for such duties as to each such employee.

               (b) Except as set forth on Schedule 3.18(b), the Company has no Employee Benefit Plans or Other Plans covering its employees, nor does the Company have any obligations (including but not limited to obligations to make contributions) with respect to any of the foregoing.

               (c) None of the employees of the Company or any member of the Company's Controlled Group are unionized nor, to the knowledge of the Company, has any effort been made to organize any such employees. There is no Claim or grievance pending before any local, state or federal agencies or any court or other Governmental Authority with respect to any labor stoppage, strike or unresolved labor dispute, the outcome of which could materially and adversely affect the operation of the Company, nor to the Company's knowledge, is any such event threatened.

               (d) Each Employee Benefit Plan (and related trust, insurance contract or fund if the Employee Benefit Plan is funded through a trust or third party funding vehicle) complies in form and in operation in all material respects with the applicable requirements of ERISA and the Code, and has been administered and operated in all material respects in accordance with all such requirements. All required reports and descriptions required to be filed with any Governmental Authority (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan. Seller has delivered or made available to Buyer correct and complete copies of the plan documents and summary plan descriptions, most recent determination letters received from the Internal Revenue Service, the two most recent Form 5500 Annual Reports, and all related trust agreements, insurance contracts and other funding agreements which relate to each Employee Benefit Plan. Except as set forth on Schedule 3.18(d), since January 1, 1996, no Employee Benefit Plan of the Company has been audited by any Governmental Authority, and none of Seller, Greate Bay or the Company has received any written notice that such an audit will or may be conducted.

        (e) Each Employee Pension Benefit Plan that is intended to meet the requirements of a qualified plan under Code Section 401(a), has received a favorable determination letter from the Internal Revenue Service that is current and valid and to the

Company's knowledge no event has occurred since the date of such determination letter that would operate to jeopardize such Employee Pension Benefit Plan's qualification. All contributions (including employer contributions and employee salary reduction contributions) to each Employee Pension Benefit Plan that are required to be paid have been timely paid.

               (f) All required premiums or other payments accruing for all periods on or before the Closing Date have been or will have been paid with respect to each Employee Benefit Plan that is an Employee Welfare Benefit Plan or adequate reserves for such premiums or payments have been or will be set aside therefor and have been or will be reflected in the Financial Statements.

               (g) The Company has not engaged in or knowingly permitted to occur and, to the knowledge of the Company, no other party has engaged in or permitted to occur any transaction prohibited by Section 406 of ERISA or any "prohibited transaction" under Section 4975(c) of the Code with respect to any Employee Benefit Plan that is not exempt under Section 408 of ERISA or Section 4975 of the Code, that would subject the Company to any material liability. None of Seller, Greate Bay or the Company has incurred or reasonably expects to incur material excise tax liability under Chapter 43 and Chapter 47 under Subtitle D of the Code. No ERISA Fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan and for which the Company has any material liability. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of Seller, Greate Bay or the Company threatened.

               (h) No Employee Benefit Plan which is an Employee Pension Benefit Plan and no Employee Benefit Plan which is an Employee Pension Benefit Plan that the Company, or any member of the Controlled Group that includes the Company, sponsors or maintains, or has within the last five years sponsored or maintained, or to which it contributes, or has within the last five years contributed or been required to contribute, is subject to Title IV of ERISA or
Section 412 of the Code.

               (i) Neither the Company nor any member of the Controlled Group that includes the Company, contributes to, ever has contributed to, or ever has been required to contribute to any Multiple Employer Plan or any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiple Employer Plan or any Multiemployer Plan. Except as set forth on Schedule 3.18(i), neither the Company nor any member of the Controlled Group that includes the Company, maintains or contributes, ever has maintained or contributed, or ever has been required to maintain or contribute to any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code Section 4980B).

               (j) Except as described in Schedule 3.18(j), each Employee Benefit Plan or Other Plan can be amended or terminated at any time without approval from any person, without advance notice, and without any liability other than for benefits accrued prior to such amendment or termination.

               (k) Except as described in Schedule 3.18(k), no Employee Benefit Plan or Other Plan provides for any severance pay, accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits, forgiveness or modification of loans, or vesting conditioned in whole or in part upon a change in control of the Company or any plant closing.

        3.19 Insurance. All insurance policies pertaining to the Company are listed on Schedule 3.19 and are in full force and effect on the date hereof. There are no material pending insurance claims or any factual basis therefor other than as described on Schedule 3.19, and the Company has not received any oral or written notice from any insurance carrier or provider (a) indicating that there will be a material increase in the premiums charged for any such policies, (b) disputing any obligation to pay any insurance claim presented to any such insurance carrier or provider, or (c) indicating that any such insurance carrier or provider intends to terminate, or refuse to renew, any such insurance policy.

        3.20 Environmental Matters.

               (a) The Company has at all times possessed all permits, authorizations, and approvals required by Environmental Laws for the conduct of the Business and its operations (collectively, "ENVIRONMENTAL PERMITS"). The Company is in material compliance with all Environmental Laws and Environmental Permits. There are no claims or proceedings pending or threatened against the Company alleging the violation of or non-compliance with Environmental Laws. The Company is not aware of any facts, circumstances or conditions that could reasonably be expected to result in the Company incurring material liabilities under Environmental Laws. For purposes of this Section 3.20, (i) "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, or treaty; all judicial, administrative, and regulatory orders, judgments, decrees, permits, and authorizations; and common law relating to: (A) the protection, investigation, remediation, or restoration of the environment or natural resources; or (B) the handling, use, storage, treatment, disposal, release or threatened release of any Hazardous Substance, or the protection of the health and safety of employees or the public and (ii) "HAZARDOUS SUBSTANCE" means any substance, material, or waste that is: (A) listed, classified or regulated in any concentration pursuant to any Environmental Law; (B) any petroleum hydrocarbon, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, mold, radioactive materials or radon; or
(C) any other substance, material, or waste which may be the subject of regulatory action by any governmental authority pursuant to any Environmental Law.

        3.21 Patents, Trademarks and Similar Rights.

               (a) Set forth on Schedule 3.21 is a list of all patents, patent applications, customized software, trade names, registered trademarks, registered copyrights, registered service marks and applications for and extensions and renewals of any of the foregoing (collectively, "INTELLECTUAL PROPERTY") that are owned by the Company. Except as set forth in Schedule 3.21,
(i) all the Intellectual Property has been duly registered in, filed in or issued by the appropriate governmental entity where such registration, filing or issuance is necessary or appropriate, (ii) Company is the sole and exclusive owner of, and the Company has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, the customized software included in the

Intellectual Property and the consummation of the transactions contemplated hereby does not and will not conflict with, alter or impair any such rights,
(iii) during the past 18 months neither Seller nor any of its affiliates has received any written or oral communication from any person asserting any ownership interest in any Intellectual Property; and (iv) no Claim is pending or, to the knowledge of the Company, threatened, asserting any infringement or misappropriation by any third party of such Intellectual Property or the violation or misappropriation of or the infringement by the Company of any intellectual property rights of any person.

               (b) Set forth on Schedule 3.21 is a list of all licenses for intellectual property between the Company and any other person in respect of intellectual property used by the Company in the Business or otherwise (including the Intellectual Property), other than standard "shrink wrap" licenses with respect to off the shelf computer software. No Claim is pending or, to the best knowledge of the Company after due inquiry, threatened which contests the Company's rights to use or license such licensed intellectual property or the validity and enforceability of such licenses to use and exploit the intellectual property subject thereto.

               (c) All trade secrets have been maintained in confidence in accordance with protection procedures customarily used in the industry to protect rights of like importance. All former and current members of management and key personnel of Company or any of its affiliates, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Intellectual Property (collectively, "PERSONNEL"), have executed and delivered to Company or one of its predecessors a proprietary information agreement restricting, or are otherwise bound by a legal obligation that restricts, such person's right to disclose proprietary information of Company or one of its predecessors. No Personnel have any Claim against Company in connection with such person's involvement in the conception and development of any Intellectual Property and no such Claim has been asserted or is threatened. None of the current officers and employees of Company is a named inventor with respect to any United States patents issued or applications pending for any device, process, design or invention of any kind now used by Company in the conduct of the Business, which patents or applications have not been assigned to Company pursuant to assignments duly recorded in the United States Patent and Trademark Office.

        3.22 Equipment, Property and Assets. Each item of tangible equipment or property that is owned by the Company and material to the conduct of the Business, whether reflected in the Financial Statements or otherwise, is in satisfactory operating condition, except for reasonable wear and tear. All such items which are leased by the Company are maintained in all material respects in accordance with applicable manufacturer and lessor requirements.

        3.23 Real Property. The Company owns no real property. Schedule 3.23 sets forth all real property leased by the Company, and , with respect to leased real property, sets forth the commencement date, term, termination rights, renewal rights and monthly rent of each such lease. Each lease of real property is in full force and effect, and the Company is not, nor to the best knowledge of the Company is any other party, in material breach or violation of any such real property lease. Each such parcel of leased real property has been used or occupied by the Company, at all times been used and occupied in compliance with all applicable Environmental Laws.

        3.24 Bank Accounts. Schedule 3.24 sets forth the name and location of each bank, trust company, savings and loan association or other person at which the Company maintains safe deposit boxes, checking, savings or operating accounts or other accounts of any nature, along with account numbers, the balance as of the date set forth on Schedule 3.24 and the names of persons entitled to draw thereon, make withdrawals therefrom or otherwise have access thereto.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF GREATE BAY

        Subject to the further representations and warranties under Article X, Greate Bay hereby represents and warrants to Buyer as follows (with the understanding that Buyer is relying materially on each such representation and warranty in entering into and performing this Agreement).

        4.1 Due Organization. Greate Bay is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        4.2 Authorization. Greate Bay has the requisite corporate power and authority to execute this Agreement and, subject to the approval of this Agreement by the Bankruptcy Court, to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Greate Bay and, to the extent required, its stockholders.

        4.3 No Breach or Conflict. Subject to the receipt of the approvals described on Schedule 4.4 hereto and the approval of this Agreement by the Bankruptcy Court, neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof or the consummation of the transactions contemplated hereby, by Greate Bay, will (a) conflict with or result in a violation of any Legal Requirements of any Governmental Authority that are applicable to Greate Bay or any of its assets or property, (b) conflict with or result in a violation of the Certificate of Incorporation or Bylaws of Greate Bay as amended to date, or (c) conflict with or result in a material breach of any of the terms, conditions or provisions of any material agreement, instrument or understanding to which Greate Bay is a party or by which Greate Bay or its assets or property are bound, or constitute a default or cancel or accelerate any obligations thereunder, except in the case of clauses (a) and
(c), for any such conflict or breach which would not limit or delay Greate Bay's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, including, without limitation, Seller transferring valid and enforceable title to all of the Shares to Buyer at the Closing free and clear of any and all Liens.

        4.4 Third-Party Consents. Each consent, approval and authorization of any person or Governmental Authority required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Greate Bay is identified on Schedule 4.4 hereto (collectively, the "REQUIRED GREATE BAY CONSENTS"). All Required Greate Bay Consents of any person or Governmental Authority shall be obtained by Greate Bay prior to the closing.

        4.5 Enforceability. This Agreement has been duly executed and delivered by Greate Bay, and, subject to the approval of the Bankruptcy Court, constitutes a valid and binding obligation of Greate Bay enforceable against Greate Bay in accordance with its terms.

        4.6 Brokerage Fees. Except as set forth on Schedule 2.7, no broker, finder, agent, representative or similar intermediary has acted for or on behalf of Greate Bay in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith, or the consummation of the transactions contemplated hereby, based on any agreement or understanding with Greate Bay or any action taken by Greate Bay.

        4.7 Litigation. Except as set forth on Schedule 4.7 or Schedule 3.17, there are no Claims pending or, to the best knowledge of Greate Bay after due inquiry, threatened (a) by or against the Company or Greate Bay, or (b) that question the validity of this Agreement, Greate Bay's right to enter into and perform this Agreement and consummate the transactions contemplated hereby or any action taken or to be taken by any party in connection with this Agreement. Except as set forth on Schedule 3.21, there are no Claims pending or, to the best knowledge of Seller after due inquiry, are any such Claims threatened which
(i) allege that the Company is infringing or has infringed upon or otherwise is violating or has violated the intellectual property or other rights of any third party, or (ii) could materially and adversely affect (a) the Company's ability to consummate the transactions contemplated hereby and otherwise perform its obligations hereunder , (b) the Business, or (c) the rights or assets or properties of the Company.

        4.8 Indebtedness. Except as set forth on Schedule 4.8, neither Greate Bay nor any other Debtor (including their respective direct and indirect subsidiaries and affiliates) has any claim, as defined in Section 101(5) of the Bankruptcy Code, on account of intercompany debt or otherwise, against the Company.

        4.9 Auction and Sale Efforts. Greate Bay is aware of and has been actively involved in the Auction prior to entering into this Agreement. Greate Bay, in consultation with HWCC and Seller, believes that the sale of the Shares to Buyer under this Agreement represents a sale for the full and fair market value of the Shares.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to the Company, Seller and Greate Bay as follows (with the understanding that the Company, Seller and Greate Bay are relying materially on each such representation and warranty in entering into and performing their respective obligations under this Agreement):

        5.1 Due Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to conduct its business as heretofore conducted. Buyer is duly qualified or registered and in good standing in every jurisdiction where the character of the properties owned or leased by it, or the nature of the business conducted by it, makes qualification to do business as a foreign entity necessary, except such jurisdictions where a failure to so qualify or register could not reasonably be expected to have a material adverse effect on Buyer, its financial condition or operation of its business or the ability of Buyer to consummate the transactions contemplated hereby.

        5.2 Authorization. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance hereof and the consummation of the transactions contemplated hereby have been duly authorized by all requisite Buyer corporate action.

        5.3 No Breach or Conflict. Subject to receipt of the Required Buyer Consents, neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, or the consummation of the transactions contemplated hereby, by Buyer, will (a) conflict with or result in a violation of any Legal Requirement of any Governmental Authority that is applicable to Buyer or any of its assets or properties, (b) conflict with or result in a violation of the Certificate of Incorporation or Bylaws of Buyer, each as amended to date, or (c) conflict with or result in a material breach of any of the terms, conditions or provisions of any material agreement, instrument or understanding to which Buyer is a party or by which Buyer or its assets or property are bound, or constitute a default or cancel or accelerate any obligations thereunder, except in the case of clauses (a) and (c), for any such conflict, violation or breach which would not materially or adversely limit or delay Buyer's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

        5.4 Third-Party Consents. Each consent, approval and authorization of any person or Governmental Authority required for the execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby by Buyer (collectively, the "REQUIRED BUYER CONSENTS"), has been, or will be prior to the Closing, obtained.

        5.5 Enforceability. This Agreement has been duly executed and delivered by Buyer, and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

        5.6 Brokerage Fees. No broker, finder, agent, representative or similar intermediary has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith based on any agreement or understanding with Buyer or any action taken by Buyer.

        5.7 Litigation. Except as set forth on Schedule 5.7, there are no material Claims pending or, to the knowledge of Buyer, threatened that question the validity of this Agreement, Buyer's right to enter into and perform this Agreement and consummate the transactions contemplated hereby or any action taken or to be taken by Buyer in connection with this Agreement or which would reasonably be expected to have a material adverse effect on Buyer, its financial condition or operation of its business or the ability of Buyer to consummate the transactions contemplated hereby.

        5.8 Cash Consideration. Buyer has available to it, and at the Closing shall have available to it, all funds necessary to pay the Purchase Price for the Shares and to satisfy its payment obligations hereunder.

        5.9 Securities Act Representations. Buyer is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Buyer does not have any present intention of selling, granting any participation in, or otherwise distributing any of the Shares otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

                                   ARTICLE VI

                 COVENANTS OF THE COMPANY, SELLER AND GREATE BAY

        6.1 Inspection. From the date of this Agreement to the Closing, the Company shall, and Greate Bay and Seller shall cause the Company to, give to Buyer, its officers, agents, employees, counsel, accountants, engineers and other representatives, reasonable access to the premises and books and records relating to the Company and, to the extent permitted by law, cause the Company's employees to furnish to Buyer such information related to the Company as Buyer shall from time to time reasonably request; provided, however, that any such investigation shall be conducted (a) through the Chairman of the Board of Greate Bay or his designee, (b) during normal business hours and (c) in such a manner as to not unreasonably to interfere with the operation of the Business by the Company. From the date of this Agreement to the Closing, the Company shall also provide Buyer with its monthly closing balance sheets as soon as practicable, but at least within ten business days after the end of each applicable month.

        6.2 Conduct of Business Pending Closing. Until the Closing the Company shall, and Greate Bay and Seller shall cause the Company to, use commercially reasonable best efforts to operate the Business in the ordinary course and substantially in the manner as heretofore conducted, and use commercially reasonable efforts not to take any action inconsistent with this Agreement. Without limiting the scope of the foregoing, Greate Bay and Seller shall use commercially reasonable best efforts to cause the Company:

               (a) to use, preserve and maintain the assets (including, but not limited, to the equipment and property) of the Company on a basis consistent with past practice and keep such assets, taken as a whole, in satisfactory working condition;

               (b) to maintain adequate insurance covering the Company in effect as of the date of this Agreement;

               (c) to pay all debts and obligations incurred by it in the operation of the Business in the ordinary course of business consistent with past practice;

               (d) not to commit any act or omit to do any act, nor permit any act or omission to act, which may cause a material breach of any Company Contract;

               (e) to maintain its books, accounts and records in accordance with GAAP and on a basis consistent with past practice;

               (f) not to enter into any agreement or arrangement for the sale of a material amount of any of the assets of the Company (whether in one or more transactions);

               (g) except in the ordinary course of business, not to, without the prior consent of Buyer, (i) offer employment to any person except in accordance with past practices or (ii) grant any raises to employees of the Company;

               (h) to operate the Business in material compliance with all applicable Legal Requirements;

               (i) not to issue any capital stock or other securities of the Company, or grant any warrants, options or other rights to acquire any capital stock or other securities of the Company or any securities exercisable or exchangeable for or convertible into capital stock or other securities of the Company;

               (j) not to, without the prior written consent of Buyer, create, incur, assume, guarantee or otherwise become liable for any material amount of indebtedness or any other material liability or obligation to any person (other than deposit liabilities classified as unearned revenues incurred in the ordinary course of business) or undertake or agree to do any of the foregoing;

               (k) not to cancel, forgive, release, discharge, or waive any material receivable, debt or obligation owed to the Company by or from any person, or undertake or agree to do any of the foregoing;

               (l) to promptly inform Buyer in writing of any material adverse change in the financial condition, operations, assets or liabilities of the Business, other than those affecting the Company's industry generally; or

               (m) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries.

Notwithstanding the foregoing, this Section 6.2 shall not prohibit the Company from complying with existing contractual obligations, including, without limitation, any payments made by the Company as a result of any tax sharing payment obligations under Section 6.3, as well as any regular quarterly tax sharing payments to Seller pursuant to the tax sharing agreement.

        6.3 Tax Sharing Agreement.

               (a) Within ten business days after the Closing Date, a representative of Buyer and a representative of Greate Bay and HWCC shall jointly prepare a schedule that sets forth the Company's obligations for taxes attributable to the Company and its Business through the Closing Date under the tax sharing agreement set forth on Schedule 3.12(e) (the "Tax Sharing Payment").

               (b) If the parties are unable to agree upon the amount of Tax Sharing Payment within such ten business day period, and the amount of the disputed difference in the Tax Sharing Payment is less than or equal to $25,000, then the Tax Sharing Payment shall be deemed to be the average of the parties' respective independent determinations of the Tax Sharing Payment. Any agreement among Buyer, Greate Bay and HWCC relating to the Tax Sharing Payment shall be final and binding upon all of the parties hereto and any parties in interest in the Debtor's bankruptcy cases.

               (c) If the parties are unable to agree on the Tax Sharing Payment within such ten business day period, and the amount of the disputed difference of the Tax Sharing Payment is greater than $25,000, then the disputed matters shall be referred for final determination to a tax professional of a nationally recognized accounting firm that is not the auditor for any of Alliance Gaming Corporation, Buyer, Seller, the Company, Greate Bay or HWCC; provided, however, that if the parties are unable to select such an individual within five business days after the end of the ten business day period, the AAA shall make such selection (any person so selected shall be referred to herein as the "INDEPENDENT TAX PROFESSIONAL").

               (d) The Independent Tax Professional shall deliver to the Buyer, HWCC and Greate Bay, as promptly as practicable and in any event within 10 days after its appointment, a written report setting forth its determination of the Tax Sharing Payment. Such report shall be final and binding upon all of the parties hereto for purposes of the Tax Sharing Payment. The fees, expenses and costs of the Independent Tax Professional shall be borne one half by Buyer and one half by HWCC.

               (e) Buyer shall cause the Company to pay HWCC, by delivery of immediately available funds, the Tax Sharing Payment within three business days after any final determination.

        6.4 Acquisition Proposals. None of Greate Bay, Seller or the Company shall, nor shall they authorize or permit any of their respective Affiliates or direct or indirect subsidiaries to, nor shall any such Affiliate or subsidiary authorize or permit any officer, director, stockholder, agent or representative of thereof to directly or indirectly solicit, initiate or seek from any third person (a "THIRD PERSON") the submission of any Acquisition Proposal. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company, or any purchase of all or any significant portion of the assets of the Company, or any equity or other ownership interest in or control of the Company, other than the transactions contemplated hereby with Buyer. Notwithstanding the foregoing, nothing contained in this Agreement or elsewhere shall prevent Greate Bay or Seller, or any of their respective direct or indirect subsidiaries,

(consistent with the fiduciary duties of the Debtors to obtain the highest and best offer for the Shares), from (a) cooperating with or responding to unsolicited inquiries from, or negotiating with, any Third Person who expresses, or has expressed, prior to the date hereof, interest in an Acquisition Proposal, including granting to such Third Person access to the books, records and documents pertaining to the Debtors and the assets which are the subject of this Agreement; (b) responding to unsolicited inquiries submitted by Third Persons, subject, however, to the provisions of this Section 6.4; (c) providing notice of the transactions contemplated hereby to all creditors and parties in interest and any and all Third Persons who have heretofore expressed an interest in an Acquisition Proposal; (d) cooperating, negotiating or entering into an agreement with any Third Person that expresses or has expressed an interest in an Acquisition Proposal on terms more favorable to the Debtors, as determined by the boards of directors of the Debtors, than those contained in this Agreement or (e) complying in all respects with an order of the Bankruptcy Court.

        6.5 Cooperation; Closing. Seller, Greate Bay and the Company shall cooperate fully with Buyer and use all commercially reasonable efforts to satisfy promptly all conditions required hereby to be satisfied by the Company, Seller and Greate Bay in order to expedite and consummate the transactions contemplated hereby. Buyer, Seller, Greate Bay and the Company shall cooperate fully with one another in executing such documents and instruments, and taking such further actions, including, without limitation actions to obtain the required consent of any Governmental Authority or any other person necessary or helpful to expedite or consummate the transactions contemplated hereby.

        6.6 Noncompetition.

               (a) Seller and Greate Bay, for a period of five years from and after the Closing and HWCC, for a period of three years from and after the Closing, will not, and will not permit any of their respective direct or indirect subsidiaries or Affiliates to:

                      (i) own, lease, manage, operate, control, participate in the management or control of, be employed by, or maintain or continue any interest whatsoever in any enterprise engaged in any business competitive with the Business; provided, however, that each of Seller, Greate Bay, HWCC and their respective direct or indirect subsidiaries or Affiliates may purchase or otherwise acquire for investment purposes only up to 5% of the securities of any publicly held company; or

                      (ii) employ or solicit the employment of any employee of the Company, Buyer, Bally Gaming, Inc. and/or Alliance Gaming Corporation unless
(A) such employee resigns voluntarily (without any solicitation from Seller, Greate Bay or any direct or indirect subsidiary or affiliate thereof,), (B) Buyer consents in writing to such employment or solicitation, or (C) such employee is terminated by his or her employer or the Company after the Closing Date; or

                      (iii) induce, cause or attempt to induce or cause any person to replace or terminate any Company Contract or other agreement or arrangement relating to the Business with products or services of any other person at any time after the Closing Date, except that any actions taken pursuant to the License and Maintenance Agreements shall not be deemed a breach of this clause (iii).

               (b) For a period of two years from and after the Closing, HWCC shall also be restricted from selling, transferring, licensing or otherwise granting rights to any intellectual property (whether in tangible or intangible form) to unrelated third parties that is derived from to or competes with the Intellectual Property, including, but not limited to, improvements, enhancements, or derivatives of such Intellectual Property. Notwithstanding the foregoing, and subject to the conditions, restrictions and limitations set forth in the License and Maintenance Agreements, nothing in this Section 6.6 shall limit HWCC from selling, transferring, licensing or otherwise granting rights to any intellectual property (whether in tangible or intangible form) after this two year period, so long as such action doesn't otherwise violate the License and Maintenance Agreements or this Section 6.6.

               (c) Seller, Greate Bay and HWCC acknowledge and agree that any remedy at law for any breach of this Section 6.6 would be inadequate and consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that a breach or threatened breach of this Section 6.6 may be effectively enjoined.

                                   ARTICLE VII

                               COVENANTS OF BUYER

        7.1 License and Maintenance Agreements. From and after the Closing Date, the Company shall, and Buyer shall cause the Company, (a) to comply in all material respects with the terms and conditions of the License and Maintenance Agreements and (b) not to omit to take any action or permit any act or omission to occur which would cause a material breach of the License and Maintenance Agreements.

        7.2 Cooperation; Closing. Buyer shall cooperate fully with Seller, Greate Bay and the Company and use all commercially reasonable efforts to satisfy promptly all conditions required hereby to be satisfied by Seller, Greate Bay and the Company in order to expedite and consummate the transactions contemplated hereby. Buyer, Seller, Greate Bay and the Company shall cooperate fully with one another in executing such documents and instruments, and taking such further actions, including, without limitation actions to obtain the required consent of any Governmental Authority and any third party necessary or helpful to expedite or consummate the transactions contemplated hereby.

                                  ARTICLE VIII

       CONDITIONS TO THE COMPANY'S, SELLER'S AND GREATE BAY'S OBLIGATIONS

        Each and every obligation of the Company, Seller and Greate Bay under this Agreement shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless waived by Greate Bay in writing:

        8.1 Buyer's Representations and Warranties. The material representations and warranties made by Buyer in Article V hereof shall be true, complete and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent any representation or warranty expressly relates to an earlier date (in which case such representation and warranty shall be true and correct in all material respects, on and as of such earlier date).

        8.2 Buyer's Covenants. Buyer shall have performed and complied with all of the material terms, covenants and agreements set forth in this Agreement which are required to be performed by Buyer on or before the Closing Date.

        8.3 Buyer's Deliveries. Buyer shall have delivered the documents and other items to be delivered by Buyer pursuant to Article XII hereof.

        8.4 Bankruptcy Court. The Bankruptcy Court shall have entered the Sale Approval Order substantially in the form of Exhibit E, and the implementation, operation or effect of such order shall not be stayed or, if stayed, such stay shall have been dissolved.

        8.5 Consents. Buyer shall have obtained, with the reasonable cooperation of the Company, Seller and Greate Bay, all material Required Buyer Consents.

        8.6 Adverse Actions or Proceedings. There shall not be in effect any order, judgment or decree restraining, enjoining or otherwise preventing the consummation of the transactions contemplated hereby.

                                   ARTICLE IX

                        CONDITIONS TO BUYER'S OBLIGATIONS

        Each and every obligation of Buyer under this Agreement shall be subject to the fulfillment, prior to or at Closing, of each of the following conditions, unless waived by Buyer in writing:

        9.1 Consents.

               (a) The Company, Seller and Greate Bay shall have obtained, with the reasonable cooperation of Buyer, all Required Company Consents, Required Seller Consents and Required Greate Bay Consents from gaming or gaming-related Governmental Authorities.

               (b) The Company, Seller and Greate Bay shall have obtained, with the reasonable cooperation of Buyer, all Required Company Consents, Required Seller Consents and Required Greate Bay Consents from any persons and Governmental Authorities other than gaming or gaming related Governmental Authorities, except where the failure to obtain such consents from non-Governmental Authorities would not have a Material Adverse Effect.

        9.2 The Company's, Seller's and Greate Bay's Representations and Warranties. The representations and warranties made by the Company, Seller and Greate Bay in Articles II, III, IV and X hereof shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent any representation and warranty expressly relates to an earlier date (in which case such representation and warranty shall be true and correct in all material respects, on and as of such earlier date), and except where the failure of any representation or warranty to be true, complete and correct shall not have a Material Adverse Effect; provided however, that this Material Adverse Effect qualifier shall apply only to this
Section 9.2, and shall not in any way affect or amend the scope or substance of the representations and warranties made by the parties to this Agreement.

        9.3 The Company's, Seller's and Greate Bay's Covenants. The Company, Seller and Greate Bay shall have performed and complied with all of the terms, covenants and agreements set forth in this Agreement which are required to be performed by each of them respectively on or before the Closing Date except where the failure to perform or comply would not have a Material Adverse Effect.

        9.4 The Company's, Seller's and Greate Bay's Deliveries. The Company, Seller, HWCC, HCC and Greate Bay shall have delivered the documents and other items to be delivered by each of them pursuant to Article XI hereof.

        9.5 Bankruptcy Court. The Bankruptcy Court shall have entered the Sale Approval Order substantially in the form of Exhibit E, and the implementation, operation or effect of such order shall not be stayed or, if stayed, such stay shall have been dissolved.

        9.6 Regulatory Approvals. In addition to the consents required pursuant to Section 9.1 above, all Legal Requirements of any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement shall have been satisfied or validly waived, except where the failure to satisfy such Legal Requirements would not have a Material Adverse Effect. Immediately prior to the Closing, the Company shall have surrendered any gaming licenses in any jurisdiction that Buyer requests.

        9.7 No Material Adverse Effect. There shall not have occurred any Material Adverse Effect from the date hereof through the Closing, provided, however, that neither the sale of assets under Section 363(f) of the Bankruptcy Code as contemplated pursuant to Article X nor the transactions contemplated hereby shall be considered a Material Adverse Effect.

        9.8 Adverse Actions or Proceedings. There shall not be in effect any order, judgment or decree restraining, enjoining or otherwise preventing the consummation of the transactions contemplated hereby.

                                    ARTICLE X

                               BANKRUPTCY MATTERS

        10.1 Bankruptcy Procedures. The provisions of this Agreement shall be implemented through a sale of the Shares pursuant to a sale of assets under
Section 363(f) of the Bankruptcy Code, which sale shall be free and clear of all Liens, interests or rights of any type or nature. This sale shall be implemented as follows: upon commencement of the Debtors' Chapter 11 cases, Seller and Greate Bay shall (i) file, and serve on all appropriate parties, a motion seeking an order substantially in the form of Exhibit E (the "SALE APPROVAL ORDER") authorizing the assumption of this Agreement under Section 365 of the Bankruptcy Code and approving the private sale of the Shares to Buyer under the terms of this Agreement under Section 363 of the Bankruptcy Code, and (ii) file, and serve on all appropriate parties, a motion seeking an order substantially in the form of Exhibit F (the "SALE PROCEDURES ORDER") approving certain protections for Buyer and the sale procedures set forth in Section 10.3 only in the event the Bankruptcy Court does not enter the Sale Approval Order and requires Seller to entertain competing bids for the Shares pursuant to an auction or otherwise. Seller and Greate Bay hereby agree to use their best efforts to file petitions for relief under Chapter 11 of Title 11 of the United States Code, together with motions to obtain the Sale Approval Order and the Sale Procedures Order (in the event the Court does not enter the Sale Approval Order), with the Bankruptcy Court, no later than ten days after the date hereof. Seller and Greate Bay further agree that the motion seeking the Sale Procedures Order shall be scheduled to be heard at same hearing as the motion seeking the Sale Approval Order and shall be withdrawn if the Bankruptcy Court enters the Sale Approval Order.

        10.2 The Sale Hearing. Seller and Greate Bay shall seek to conduct the sale of the Shares pursuant to this Agreement and without further sales efforts or competitive bidding for the reasons, among others, set forth in Section 2.10, and shall request the Bankruptcy Court to enter the Sale Approval Order at the first hearing before the Bankruptcy Court that is at least 20 days after the filing and service of the motion to obtain the Sale Approval Order (23 days, if notice is provided by regular mail). As more specifically set forth in Exhibit E, the Sale Approval Order shall include: (a) provisions which authorize the transactions contemplated hereby; (b) a finding that adequate notice of all matters relating to the sale of the Shares to Buyer and the transactions described in this Agreement has been given to all creditors and parties in interest in the Debtors' bankruptcy cases; (c) an order that the sale of the Shares is free and clear of all Liens, interests and any rights of other parties, whether they are parties to pending litigation relating to or arising in connection with the Shares or otherwise; (d) a finding that Buyer has acted in good faith within the meaning of Section 363(m) of the Bankruptcy Code and
(e) provisions for the retention of jurisdiction in the Bankruptcy Court over matters relating to the transactions contemplated hereby.

        10.3 The Sale Procedures. If, and only if, the Bankruptcy Court requires Seller to entertain competing bids for the Shares pursuant to an auction in the Bankruptcy Court or otherwise, then the parties hereto agree that the procedures governing such sale shall be as set forth hereinafter in this Section 10.3. As set forth in Section 10.1, upon the commencement of the Chapter 11 cases, Seller and Greate Bay shall make a motion to obtain the Sale Procedures Order approving the various sale procedures and protections for Buyer as set forth below, which motion shall be heard at the same hearing as the motion to obtain the Sale Approval Order, but only as an alternative form of relief in the event that the Bankruptcy Court does not enter the Sale Approval Order:

               (a) An "OVERBID EVENT" shall occur if any of the following shall occur: (i) the Bankruptcy Court shall approve or authorize any transaction for the sale of the Shares or the Company to any person other than Buyer (or Buyer's permitted assigns), whether in connection with a sale under Section 363 of the Bankruptcy Code, confirmation of a plan of reorganization, or otherwise, or (ii) the Bankruptcy Court shall approve or authorize any transaction that is a competing or preclusive transaction, whether in connection with a sale under Section 363 of the Bankruptcy Code, confirmation of a plan of reorganization, or otherwise.

               (b) Upon the closing of any transaction constituting an Overbid Event, Seller or Greate Bay shall pay to Buyer a break-up fee of $400,000 (the "BREAK-UP FEE") by wire transfer of immediately available funds to an account designated by Buyer upon the consummation of the competing or preclusive transaction from the proceeds of the closing of such transaction.

               (c) Upon the first business day after the closing of any transaction constituting an Overbid Event, but in any event, not more than 120 days after the occurrence of an Overbid Event, Seller or Greate Bay shall pay Buyer for its out-of-pocket costs and expenses (including reasonable, documented, legal, accounting, consulting and other consultant fees and expenses) not to exceed $150,000 in the aggregate (the "EXPENSE REIMBURSEMENT"), by wire transfer of immediately available funds to an account designated by Buyer.

               (d) The parties recognize that, notwithstanding this Agreement, the Bankruptcy Court may entertain offers for the Shares ("COMPETING BIDS") from other persons ("COMPETING BIDDERS"). In the event of any consideration of such offers, whether in the form of an auction process or otherwise, the Sale Procedures Order shall provide that:

                      (i) no Competing Bid will be accepted or approved by the Debtors unless it is made pursuant to terms and conditions identical to those contained in this Agreement (except with respect to the Purchase Price and the identity of the proposed purchaser), and provides for aggregate consideration having a value equal to at least the sum of (A) the Purchase Price, plus (B) the Break-Up Fee, if any is required to be paid on account of the competing bid, plus (C) the Expense Reimbursement, plus (D) $500,000, and, if there is a bidding process, each successive Competing Bid thereafter shall be in increments of at least $100,000 net consideration to the Debtors in each round of bidding;

                      (ii) no Competing Bid will be considered unless the Debtors determine that the Competing Bidder has the capacity to complete the purchase of the Shares and that the Competing Bid is not subject to any financing or due diligence contingency;

                      (iii) Buyer shall have the right of first refusal to match any Competing Bid conforming with the provisions contained herein, including the last and final bid of any person prior to the time an auction is declared to be complete. The effect of Buyer's exercise of such right will be to award to Buyer the right to purchase the Shares, without any further bidding being permitted, on the terms and subject to the conditions described herein (except as to Purchase Price), and in such event Buyer shall forfeit the Break-Up Fee; and

                      (iv) copies of all Competing Bids, motions, objections or any other bankruptcy pleadings relating to the sale of the Shares shall be delivered to Buyer by the Debtors within one business day of their receipt by the Debtors.

               (e) The obligations hereunder of Seller and Greate Bay, subject to approval by the Bankruptcy Court (which shall be set forth in the Sale Procedures Order), shall give rise to administrative expenses pursuant to
Section 503 of the Bankruptcy Code.

               (f) By its acknowledgment of and consent hereto, HWCC represents and warrants that it (i) does not intend to bid for the Shares, (ii) agrees with and supports the procedures described in this Article X and (iii) waives any right it may have to make a credit bid for the Shares, whether pursuant to
Section 363(k) of the Bankruptcy Code, pursuant to any plan of reorganization, or otherwise.

        10.4 Bankruptcy Court Approval. Seller and Greate Bay shall use their best efforts to obtain the Sale Approval Order and the Sale Procedures Order (to the extent required as set forth in Sections 10.1 and 10.3) as soon as possible.

               (a) Both the Sale Approval Order and the Sale Procedures Order shall be substantially in the form of Exhibits E and F, respectively.

               (b) Seller and Greate Bay shall use their best efforts to give due and proper notice, as is required by the Bankruptcy Code or otherwise, to all required persons of all matters relating to or in connection with the obtaining of the Sale Approval Order, the Sale Procedures Order and any other order authorized or issued by the Bankruptcy Court.

        10.5 Bankruptcy Court Filings and Administrative Expenses. Seller and Greate Bay shall use their best efforts to promptly make any filings with, and take all actions and use their respective best efforts to obtain any and all consents, approvals and orders from, the Bankruptcy Court reasonably necessary or appropriate for consummating the transactions contemplated by this Agreement. Additionally, Seller and Greate Bay shall use their best efforts to file timely with the Bankruptcy Court, and cause the other Debtors to file timely with the Bankruptcy Court, all necessary monthly operating reports, schedules and other required documents relating to the bankruptcy cases, and shall use their best efforts to pay timely all United States Trustee fees and expenses of administration arising under or relating to the bankruptcy cases. Seller and Greate Bay hereby acknowledge that they are solely liable for any and all administrative expenses arising in the bankruptcy cases and that Buyer shall have no liability whatsoever relating thereto.

        10.6 Creditors' Claims. Each of Greate Bay and Seller jointly and severally represents and warrants that, aside from HWCC and any intercompany debt among Debtors, the Debtors and the Company do not have any other significant creditors, and the total amount owed to creditors of each of the Debtors (other than HWCC or such intercompany debt) did not exceed $150,000 in the aggregate as of September 30, 2001.

        10.7 Good Faith. Seller, Greate Bay and the Company represent that they believe Buyer is acting in good faith within the meaning of Section 363(m) of the Bankruptcy Code, and that there are no agreements, understandings or special arrangements other than those set forth in this Agreement. Buyer is not an insider or affiliate, as such terms are defined in the Bankruptcy Code, of any of the Debtors or the Company.

                                   ARTICLE XI

         THE COMPANY'S, SELLER'S AND GREATE BAY'S DELIVERIES AT CLOSING

        At Closing, the Company, Seller and Greate Bay, as applicable, shall deliver the following to Buyer:

        11.1 Shares. The stock certificates representing all of the Shares owned by Seller, free and clear of any Liens, duly endorsed for transfer or accompanied by stock powers duly executed in blank.

        11.2 Bring-Down Certificate. A bring-down certificate executed by the Company, Seller and Greate Bay to the effect that the representations and warranties made by the Company, Seller and Greate Bay, as the case may be, in Articles II, III, IV and X hereof are true and correct in all material respects on and as of the Closing Date with the same effect as though such representations or warranties had been made or given on and as of such date (except to the extent any representation and warranty expressly relates to earlier date, in which case such representation and warranty shall be true and correct in all material respects, on and as of such earlier date) and that the Company, Seller and Greate Bay have performed and complied with all of the covenants set forth in Article VI hereof which are to be performed or complied with by them on or before the Closing Date.

        11.3 Secretary's Certificate. A certificate executed on behalf of the Company, Seller and Greate Bay by the Secretary or Assistant Secretary of each of the Company, Seller and Greate Bay authenticating the Company's, Seller's and Greate Bay's respective charter and by laws, certifying as to the incumbency, and authenticating the signatures of, those persons executing this Agreement and any certificates or other documents delivered hereunder on behalf of the Company, Seller and Greate Bay, as applicable, and certifying as to the adoption and continuing effect of appropriate resolutions authorizing the Company's, Seller's or Greate Bay's respective execution, delivery and performance of this Agreement, copies of which resolutions shall be attached to such certificate and certified as true, complete and correct in all respects.

        11.4 Escrow Agreements. The Primary Escrow Agreement and the Secondary Escrow Agreement, duly executed by HWCC and Seller.

        11.5 Sale Approval Order. A certified copy of the Sale Approval Order.

        11.6 Releases. Duly authorized and validly executed releases in form and substance reasonably satisfactory to Buyer from each of Seller, Greate Bay, HWCC and HCC irrevocably and indefeasibly waiving, releasing and extinguishing (a) any and all Claims of Seller, Greate Bay, HWCC, HCC and their respective direct and indirect subsidiaries and Affiliates against the Company or Buyer, including, without limitation, claims relating to the tax sharing agreements set forth on Schedule 3.12(e), but excluding enforcement of any obligations of Buyer and the Company under this Agreement and (b) any and all debts, claims, liabilities or similar rights of such persons against the Company, and any and all such obligations owed to such persons by the Company.

        11.7 Legal Opinion. A legal opinion from counsel to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit D.

        11.8 Cole Employment Agreement. The Third Amendment to the Employment Agreement, duly executed by Larry Cole and the Company, substantially in the form attached hereto as Exhibit G.

                                   ARTICLE XII

                          BUYER'S DELIVERIES AT CLOSING

        At Closing, Buyer shall deliver the following to the Company, Seller and Greate Bay, as applicable:

        12.1 Purchase Price. (i) By wire transfer of immediately available funds to an account designated by HWCC, the Closing Payment, and (ii) by wire transfer of immediately available funds to an account designated by the Escrow Agent, the Escrow Funds.

        12.2 Bring-Down Certificate. A bring-down certificate executed on behalf of Buyer by Buyer's President to the effect that the representations and warranties made by Buyer in Article V hereof are true and correct in all material respects on and as of the Closing Date with the same effect as though such representations or warranties had been made or given on and as of such date (except to the extent any representation and warranty expressly relates to earlier date, in which case such representation and warranty shall be true and correct in all material respects, on and as of such earlier date) and that Buyer has performed and complied with all of its covenants set forth in Article VII hereof which are to be performed or complied with by Buyer on or before the Closing Date.

        12.3 Secretary's Certificate. A certificate executed on behalf of Buyer by Buyer's Secretary authenticating Buyer's charter and bylaws, certifying as to the incumbency, and authenticating the signatures of, officers executing this Agreement and any certificates or other documents delivered hereunder on behalf of Buyer, and certifying as to the adoption and continuing effect of appropriate resolutions authorizing Buyer's execution, delivery and performance of this Agreement, copies of which resolutions shall be attached to such certificate and certified as true, complete and correct in all respects.

        12.4 Escrow Agreements. The Primary Escrow Agreement and the Secondary Escrow Agreement, duly executed by Buyer.

                                  ARTICLE XIII

                                   TERMINATION

        13.1 Termination. This Agreement (and the transactions contemplated hereby) may not be terminated except as follows:

               (a) upon the mutual written consent of Greate Bay and Buyer;

               (b) by Greate Bay, if Buyer is in material breach of this Agreement and such breach has not been cured within 30 days following the delivery of notice thereof to Buyer;

               (c) by Buyer, if the Company, Seller or Greate Bay is in breach of this Agreement and such breach has not been cured within 30 days following the delivery of notice thereof to Greate Bay; except where such a breach would not have a Material Adverse Effect;

               (d) by Buyer, if the conditions to Buyer's obligations specified in Article IX are not satisfied (through no fault of Buyer) or validly waived by Buyer;

               (e) by Greate Bay, if the conditions to Greate Bay's obligations specified in Article VIII are not satisfied (through no fault of Greate Bay, Seller, the Company or HWCC) or validly waived by Greate Bay;

               (f) by either Greate Bay or Buyer, if the Closing has not occurred 30 days after the Sale Approval Order (the "SALE APPROVAL ORDER PERIOD") has been entered and is no longer subject to stay by statute, rule, judicial order or otherwise, provided, however, that if any conditions in
Article VIII or Article IX have not been satisfied by the expiration of the Sale Approval Order Period, such period will be extended for up to three additional 30 day successive periods, provided that each party is diligently working in good faith to satisfy any remaining conditions and both parties believe that there is a reasonable probability that any such unsatisfied conditions will be satisfied;

               (g) by Buyer, if the Sale Approval Order has not been entered on or before 75 days after the filing of the bankruptcy petitions by Seller and Greate Bay through no fault of Buyer;

               (h) by Buyer, if the Sale Procedures Order has not been entered on or before 45 days after the filing of the bankruptcy petitions by Seller and Greate Bay through no fault of Buyer, provided that the Sale Approval Order also has not been entered on or before such time; or

               (i) by Buyer or Greate Bay upon the occurrence of an Overbid
Event.

        13.2 Effect of Termination. Upon the termination of this Agreement in accordance with Section 13.1 hereof, the parties shall be relieved of any further obligations under this Agreement (other than any confidentiality obligations contained in Section 15.6, liabilities for breaches of this Agreement occurring prior to such termination and obligations to pay, if applicable, the Break-Up Fee and Expense Reimbursement as provided in Article
X); provided, however, if Buyer terminates this Agreement pursuant to Section 13.1(c) and Buyer is not then in material breach of this Agreement, Buyer shall be entitled to receive the Expense Reimbursement as liquidated damages hereunder.

                                   ARTICLE XIV

                                 INDEMNIFICATION

        14.1 Survival of Representations and Warranties. The representations and warranties of each party contained in this Agreement or in any document or instrument delivered pursuant hereto shall be deemed to be continuing and shall survive the Closing and any investigations heretofore or hereafter made by any party or its representatives for a period of 18 months after the Closing Date (except to the extent that written notice of a Claim has been provided prior thereto describing in reasonable detail the basis for such Claim, in which event the applicable representation and warranty shall survive until the Claim is resolved, but only to the extent the representation and warranty relates to matters subject to the Claim); provided, however, that notwithstanding the foregoing, liability for any fraudulent or illegal acts or statements (whether or not relating to the subject matter of any representation or warranty herein) shall survive in perpetuity or for the maximum period of time permitted by law. The representations, warranties, covenants and agreements made by any party in this Agreement shall not be effected, limited or compromised in any respect by any due diligence investigation or any other inquiries or investigations by any other party, regardless of the results thereof.

        14.2 Indemnification of Buyer.

        (a) Seller, Greate Bay and HWCC hereby agree to indemnify Buyer, its parents, subsidiaries and Affiliates, and each of Buyer's, its parents', subsidiaries' and Affiliates' respective officers, directors, stockholders, employees and agents (collectively, the "BUYER INDEMNIFIED PARTIES") from and against any and all damages, losses, Claims, Liabilities, demands, charges, suits, penalties, expenses and costs (collectively, and including attorneys' fees and costs of preparation, "INDEMNIFIED COSTS") which any of Buyer Indemnified Parties may incur or sustain, or to which any of the Buyer Indemnified Parties may be subjected, arising out of:

               (1) any breach of any representation or warranty of the Company, Seller or Greate Bay set forth herein, whether or not Buyer relied thereon or had knowledge thereof;

               (2) any breach in any respect of any covenant or agreement of the Company (to the extent such covenant or agreement was to be performed or complied with solely prior to Closing), Seller, Greate Bay or HWCC set forth herein; or

               (3) the operation of the business prior to the Closing Date;

provided, however, that the Primary Escrow Funds shall be the sole source of funds available to indemnify and hold harmless the Buyer Indemnified Parties pursuant to this Section 14.2(a), and shall be subject to the following limitations:

                      (i) shall be limited to the amount of the Primary Escrow Funds (as reduced by any payments made to the Buyer Indemnified Parties out of the Primary Escrow Funds pursuant to Section 14.2(b)), for all such Indemnified Costs of the Buyer Indemnified Parties;

                      (ii) with respect to the obligation to indemnify and hold harmless Buyer Indemnified Parties for their Indemnified Costs, such obligation to indemnify and hold harmless Buyer Indemnified Parties for all their Indemnified Costs shall only apply after such Indemnified Costs exceed $150,000 (the "BASKET AMOUNT") in the aggregate, at which time only those amounts in excess of the Basket Amount may be recovered;

                      (iii) the limitations contained in Section 14.4(a);

                      (iv) the amount of any Indemnified Costs shall be reduced by any insurance recoveries or indemnities or contribution or similar payments actually recovered by the Buyer Indemnified Parties from any third party as a result of the incurrence of such Indemnified Costs or the facts or circumstances giving rise thereto, net of any costs of collection or other fees, costs and expenses actually incurred by Buyer Indemnified Parties in obtaining any such insurance recoveries, indemnities, contributions or similar payments (which amount expressly excludes the payment or recovery of any proceeds from the Primary Escrow Funds by any of the Buyer Indemnified Parties pursuant to this Article
        XIV); and

                      (v) the availability of the Primary Escrow Funds to indemnify and hold harmless Buyer Indemnified Parties for their Indemnified Costs shall terminate 18 months after the Closing Date (except to the extent that written notice of a Claim has been provided prior thereto describing in reasonable detail the basis for such Claim, in which event such a Claim shall survive until the Claim is resolved);

provided, however, that the foregoing limitations on recovery shall not apply to any damages, losses, Claims, Liabilities, demands, charges, suits, penalties, expenses or costs (including attorneys' fees and costs of preparation), incurred by any of the Buyer Indemnified Parties as a result of any Wrongful Acts (as defined in Section 14.4), for which such Buyer Indemnified Parties shall be entitled to pursue any and all rights and remedies available at law or in equity against Seller, Greate Bay and/or HWCC. The obligations of Seller and Greate Bay under this Article XIV shall have the priority of a claim for the cost of administration in the bankruptcy cases to be filed by Seller and Greate Bay as contemplated hereby under Sections 503(b) and 507(a)(1) of the Bankruptcy Code.

        (b) Notwithstanding anything contrary in this Agreement, HWCC hereby agrees to indemnify and hold harmless the Buyer Indemnified Parties (the "HWCC ADDITIONAL INDEMNIFICATION") from and against any and all Indemnified Costs which any of the Buyer Indemnified Parties may incur or sustain, or to which any of the Buyer Indemnified Parties may be subjected, arising out of:

               (1) any Claim, known or unknown, made by the Oneida Indian tribe relating to the Company or its intellectual property; or

               (2) any allegations that the Company has infringed or is infringing on intellectual property rights of the Oneida Indian Tribe;

provided, however, that the HWCC Additional Indemnification Amount (as defined below) and the Primary Escrow Funds (as reduced by any payments made to the Buyer Indemnified Parties out of the Primary Escrow Funds pursuant to Section 14.2(a)) shall be the sole source of funds available to indemnify and hold harmless the Buyer Indemnified Parties pursuant to this Section 14.2(b), and shall be subject to the following:

                      (i) the HWCC Additional Indemnification obligation shall be limited to a maximum of $750,000 in the aggregate for all Indemnified Costs of the Buyer Indemnified Parties pursuant to this Section 14.2(b) (the "HWCC ADDITIONAL INDEMNIFICATION AMOUNT");

                      (ii) the Buyer Indemnified Parties must seek recovery of any Indemnified Costs under this Section 14.2(b), first against $250,000 of the Primary Escrow Funds, second against the HWCC Additional Indemnification Amount, and third against the Primary Escrow Funds (as reduced by any payments made to the Buyer Indemnified Parties out of the Primary Escrow Funds pursuant to
Section 14.2(a) and this Section 14.2(b)); provided, however, that if the Buyer Indemnified Parties are unable to obtain recovery from one of these sources within forty-five days after their initial notice to Seller and HWCC of their intent to do so, they may seek recovery from either the Primary Escrow Funds or the HWCC Additional Indemnification Amount in their sole discretion;

                      (iii) the limitations contained in Section 14.4(a);

                      (iv) the amount of any Indemnified Costs under this
Section 14.2(b) shall be reduced by any insurance recoveries or indemnities or contribution or similar payments actually recovered by the Buyer Indemnified Parties from any third party as a result of the incurrence of such Indemnified Costs or the facts or circumstances giving rise thereto, net of any costs of collection or other fees, costs and expenses actually incurred by Buyer Indemnified Parties in obtaining any such insurance recoveries, indemnities, contributions or similar payments (which amount expressly excludes the payment or recovery of any proceeds from the Primary Escrow Funds by any of the Buyer Indemnified Parties pursuant to this Article XIV);

                      (v) the availability of the HWCC Additional
Indemnification to indemnify and hold harmless Buyer Indemnified Parties for their Indemnified Costs under this Section 14.2(b) shall terminate 12 months after the Closing Date (except to the extent that a lawsuit has been filed or an alternative dispute resolution proceeding has been commenced by the Oneida Indian tribe relating to the Company or its Intellectual Property), in which event such dispute shall survive until final determination or resolution of such dispute); and

                      (vi) the availability of the Primary Escrow Funds to indemnify and hold harmless Buyer Indemnified Parties for their Indemnified Costs under this Section 14.2(b) shall terminate 18 months after the Closing Date (except to the extent that a lawsuit has been filed or an alternative dispute resolution proceeding has been commenced by the Oneida Indian tribe relating to the Company or its Intellectual Property), in which event such dispute shall survive until final determination or resolution of such dispute);

provided, however, that the foregoing limitations on recovery shall not apply to any damages, losses, Claims, Liabilities, demands, charges, suits, penalties, expenses or costs (including attorneys' fees and costs of preparation), incurred by any of the Buyer Indemnified Parties as a result of any Wrongful Acts, for which such Buyer Indemnified Parties shall be entitled to pursue any and all rights and remedies available at law or in equity against Seller, Greate Bay and/or HWCC. The obligations of Seller and Greate Bay under this
Article XIV shall have the priority of a claim for the cost of administration in the bankruptcy cases to be filed by Seller and Greate Bay as contemplated hereby under Sections 503(b) and 507(a)(1) of the Bankruptcy Code.

        14.3 Indemnification of Seller. Buyer agrees to indemnify and hold harmless each of Seller and Greate Bay and their respective subsidiaries and Affiliates and each of their respective officers, directors, shareholders, employees and agents (collectively, the "SELLER INDEMNIFIED PARTIES") from and against any and all Indemnified Costs which any of the Seller Indemnified Parties may incur or sustain, or to which any of the Seller Indemnified Parties may be subjected, arising out of:

               (a) any breach of any representation or warranty of Buyer set forth herein, whether or not the Company, Seller or Greate Bay relied thereon or had knowledge thereof;

               (b) any breach in any respect of any covenant or agreement of Buyer or the Company (to the extent such covenant or agreement was to be performed or complied with by the Company solely after the Closing) set forth herein; or

               (c) the operation of the Business from and after the Closing
Date.

provided, however, that the liability of Buyer to indemnify and hold harmless the Seller Indemnified Parties for their Indemnified Costs:

                      (i) shall be limited to a maximum of $750,000 in the aggregate for all such Indemnified Costs of the Seller Indemnified Parties;

                      (ii) with respect to the obligation to indemnify and hold harmless Buyer Indemnified Parties for their Indemnified Costs, such obligation to indemnify and hold harmless Buyer Indemnified Parties for all their Indemnified Costs shall only apply after such Indemnified Costs exceed the Basket Amount, at which time only those amounts in excess of the Basket Amount may be recovered;

                      (iii) the amount of any Indemnified Costs shall be reduced by any insurance recoveries or indemnities or contribution or similar payments actually recovered by the Seller Indemnified Parties from any third party as a result of the incurrence of such Indemnified Costs or the facts or circumstances giving rise thereto, net of any costs of collection or other fees, costs and expenses actually incurred by Seller Indemnified Parties in obtaining any such insurance recoveries, indemnities, contributions or similar payments;

                      (iv) shall be subject to the limitations contained in
        Section 14.4(b); and

                      (v) the availability of the Primary Escrow Funds to indemnify and hold harmless Buyer Indemnified Parties for their Indemnified Costs shall terminate 18 months after the Closing Date (except to the extent that written notice of a Claim has been provided prior thereto describing in reasonable detail the basis for such Claim, in which event such a Claim shall survive until the Claim is resolved);

provided, further, that the foregoing limitations on recovery shall not apply to any damages, losses, Claims, Liabilities, demands, charges, suits, penalties, expenses or costs (including attorneys' fees and costs of preparation), incurred by any of the Seller Indemnified Parties as a result of any Wrongful Acts of Buyer, for which such Seller Indemnified Parties shall be entitled to pursue any and all rights and remedies available at law or in equity against Buyer. Any Indemnified Costs sustained by a Seller Indemnified Party shall be paid by Buyer to HWCC in satisfaction of such obligation.

        14.4 Exclusive Remedy. Without limiting the rights or remedies that any party may have against any person for fraudulent or illegal conduct or any knowing and willful breach of the representation, warranties, covenants and agreements contained in this Agreement or for the knowing and willful withholding of material information from the other parties to this Agreement (collectively "WRONGFUL ACTS"):

               (a) Subject to the exception for Wrongful Acts specified in Sections 14.2(a) and 14.2(b) and the first sentence of this Section 14.4 (as to which each party shall be entitled to pursue any and all rights and remedies available to such person at law or in equity), the indemnification and reimbursement provisions as provided in this Article XIV will be the sole and exclusive remedy and recourse for any breach of this Agreement by the Company (to the extent that such breach related to an agreement that is to be complied with or performed by the Company prior to Closing), Seller, Greate Bay or HWCC or any other claim by the Buyer Indemnified Parties under or with respect to this Agreement or any of the transactions contemplated hereby, and none of the Buyer Indemnified Parties nor any other person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, against the Company, Seller, Greate Bay or HWCC, or any of their respective successors, permitted assigns, heirs or representatives under or with respect to this Agreement, all of such entitlements, remedies and recourses being hereby expressly waived by each of the Buyer Indemnified Parties to the fullest extent permitted by law.

               (b) Subject to the exception for Wrongful Acts specified in
Section 14.3 and the first sentence of this Section 14.4 (as to which each party shall be entitled to pursue any and all rights and remedies available to such person at law or in equity), the indemnification provided in this Agreement will be the sole and exclusive remedy and recourse for any breach of this Agreement by Buyer or any other claim by Seller Indemnified Parties under or with respect to this Agreement or any of the transactions contemplated hereby, and none of Seller Indemnified Parties will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, against Buyer or its Affiliates, successors, permitted assigns or representatives under or with respect to this Agreement, all of such entitlements, remedies and recourse being expressly waived by the Company, Seller and Greate Bay to the fullest extent permitted by applicable law. In addition, and subject to this exception for Wrongful Acts (as to which each party shall be entitled to pursue any rights and remedies available to such person at law or in equity), $750,000 will be the maximum amount of the indemnification and reimbursement obligations of Buyer hereunder, and none of Buyer or any of its officers, directors, stockholders, successors, permitted assigns, heirs or representatives will have any personal or other liability therefor.

        14.5 Defense of Third-Party Claims. Any party seeking indemnification pursuant to this Article XIV (each, an "INDEMNIFIED PARTY") shall, (a) in the case of a Buyer Indemnified Party, give prompt written notice to HWCC, Greate Bay and/or its designated successors and assigns and (b) in the case of a Seller Indemnified Party or Company Indemnified Party, give prompt written notice to Buyer, on behalf of any and all persons who are obligated to provide indemnification hereunder (each, an "INDEMNIFYING PARTY") of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "THIRD-PARTY ACTION") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify HWCC, Greate Bay or Buyer, as the case may be, shall not relieve such Indemnifying Party from any liability that it may have to such Indemnified Party under this
Article XIV unless and to the extent the failure to give such notice materially prejudices such Indemnifying Party. The Indemnifying Parties shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as they deem appropriate; provided, however, that:

               (i) The Indemnified Party shall be entitled, at his, her, or its own expense, to participate in the defense of such Third-Party Action;

               (ii) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement acknowledging guilt, responsibility or culpability of any Indemnified Party without that Indemnified Party's prior written consent or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such Third-Party Action; and

               (iii) The Indemnifying Parties shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third-Party Action as to which the Indemnifying Parties fail to assume the defense within a reasonable length of time.

The parties hereto shall extend reasonable cooperation in connection with the defense of any Third-Party Action pursuant to this Article XIV and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

        14.6 Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 14.5 hereof because no Third-Party Action is involved, the Indemnified Party shall notify Greate Bay, HWCC and/or its designated successors and assigns or Buyer, as the case may be, in writing of any Indemnified Costs which it claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Parties with respect to such claim.

                                   ARTICLE XV

                                  MISCELLANEOUS

        15.1 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to expedite and consummate the transactions contemplated hereby.

        15.2 Publicity. Any general notices, releases, statements or communications to the general public or the press relating to this Agreement and the transactions contemplated hereby shall be made only at such times and in such manner as may be mutually agreed upon by Buyer and Greate Bay; provided, however, that the parties hereto shall be entitled to issue such press releases and to make such public statements and filings as are, in the opinion of their respective legal counsel, required by applicable law (including any filings with the Bankruptcy Court, the Securities and Exchange Commission, any gaming commissions and other regulatory bodies) in which case the other party shall be advised in advance and provided a copy of the public statement prior to its release if such prior disclosure of the release can be made in a manner that would not violate any applicable laws, including, but not limited to, Regulation FD. Once information has been made available to the general public in accordance with this Agreement, this section shall no longer apply to such information.

        15.3 Expenses. Except as otherwise expressly provided for in this Agreement, each party hereto shall pay its own expenses and costs relating to the negotiation, execution and performance of this Agreement.

        15.4 Transfer Taxes. In accordance with Section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer, including the filing of any deed, assignment, lease or other document of transfer to evidence, effectuate or perfect the rights, transfers and interest contemplated by this Agreement (collectively the "TRANSFER DOCUMENTS"), shall be in contemplation of a plan or plans of reorganization to be confirmed in the Debtors' bankruptcy cases, and as such shall be free and clear of any and all transfer tax, stamp tax, conveyance tax or similar taxes (collectively the "TRANSFER Taxes"). Subject to Bankruptcy Court approval, the instruments transferring the Shares to Buyer shall contain an endorsement in substantially the following form:

        Because this [instrument] has been authorized pursuant to Order of the United States Bankruptcy Court for the District of Delaware, in contemplation of a plan of reorganization of the Grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C.
        Section 1146(c).

In the event Transfer Taxes are required to be paid in order to record the Transfer Documents to be delivered to Buyer in accordance herewith, or in the event any such Taxes are assessed at any time thereafter, such Transfer Taxes incurred as a result of the transactions contemplated hereby shall be paid by Buyer.

        15.5 Governing Law; Dispute Resolution. This Agreement shall be construed and interpreted according to the laws of the State of Delaware without reference to the rules of conflict of laws thereof.

               (a) EACH OF THE PARTIES HERETO (INCLUDING, WITHOUT LIMITATION,
HWCC), HEREBY IRREVOCABLY: (i) WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY DISPUTES OR CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS, (ii) AGREES TO SUBMIT ANY SUCH DISPUTE OR CLAIMS ARISING ON OR PRIOR TO THE CLOSING DATE SOLELY AND EXCLUSIVELY TO THE BANKRUPTCY COURT FOR RESOLUTION, (iii) CONSENTS TO THE JURISDICTION OF THE BANKRUPTCY COURT IN ANY SUCH DISPUTES OR CLAIMS ARISING ON OR PRIOR TO THE CLOSING DATE, (iv) CONSENTS TO THE LAYING OF VENUE AND HEARING AND DETERMINATION OF ANY DISPUTES OR CLAIMS ON OR PRIOR TO THE CLOSING DATE IN THE STATE OF DELAWARE IN FRONT OF THE BANKRUPTCY COURT AND (v) WAIVES ANY ARGUMENT OR DEFENSE TO THE REQUIREMENTS OF THIS SECTION 15.5(a) THAT SUCH FORUM IS INCONVENIENT OR AN OTHERWISE IMPROPER OR INAPPROPRIATE FORUM AND VENUE FOR RESOLVING SUCH DISPUTES OR CLAIMS.

               (b) Notwithstanding the foregoing, other than disputes or claims arising out of the Post Closing Adjustment and Post Closing Tax Payment (which claims shall be resolved pursuant to Section 1.4 and Section 6.3 herein respectively), any disputes or claims arising out of or concerning this Agreement after the Closing Date, including, but not limited to, any disputes or claims arising out of the Primary Escrow Agreement, the Secondary Escrow Agreement, and/or the indemnification procedures hereunder, whether arising under theories of liability or damages based upon contract, tort or statute, shall be determined exclusively by arbitration before a single arbitrator in accordance with the then effective arbitration rules of the AAA; provided, however, that the parties hereto may also bring an action in court for injunctive relief. The arbitrator's decision shall be final and binding on the parties hereto (other than with respect to matters subject to the foregoing proviso) and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. In recognition of the fact that resolution of any disputes or claims in the courts is rarely timely or cost effective for either party, the parties hereto enter this mutual agreement to arbitrate in order to gain the benefits of a speedy, impartial and cost-effective dispute resolution procedure (other than with respect to matters subject to the proviso in the first sentence of this subparagraph (b)).

               (c) Any arbitration shall be held in Phoenix, Arizona. The arbitrator shall be neutral and impartial and shall be an attorney or retired judge with substantial experience in contract disputes, selected by Buyer, on the one hand, and Greate Bay and/or HWCC, on the other hand, alternately striking names from a list of five such persons provided by the AAA office in Phoenix, Arizona, following a request by the party seeking arbitration for a list of five such attorneys or retired judges with substantial professional experience in contract disputes. If either party fails to so strike names from the list, the arbitrator shall be selected from the list by the other party.

               (d) Each party shall have the right to take the deposition of one individual and any expert witness designated by the other party. Each party shall also have the right to propound requests for production of documents to any party and the right to subpoena documents and witnesses for the arbitration. Additional discovery may be made only where the arbitrator selected so orders upon a showing of substantial need. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party.

               (e) Each party may make written submissions and oral presentations to the arbitrator. Any oral presentation may include argument from counsel and testimony from live witnesses. The parties hereto agree that they will attempt, and they intend that they and the arbitrator should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within 60 days from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such 60-day period for a total of two 30 day periods. The arbitrator shall immediately deliver a written award with respect to the dispute to each of the parties, who shall promptly act in accordance therewith.

               (f) Buyer and HWCC shall split the fees and expenses of the arbitrator, and each party shall pay its respective fees and expenses in connection with any matters subject to the provision in Section 15.5(b) above. Each party shall pay its own attorney fees and costs including, without limitation, fees and costs of any experts; provided, however, that attorney fees and costs incurred by the party that prevails in any such arbitration commenced pursuant to this Section 15.5 or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in this Section 15.5 or seeking to enforce any order or award of any arbitration commenced pursuant to this Section 15.5 may be assessed against the party or parties that do not prevail in such arbitration in such manner as the arbitrator or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances; provided, further, that if any party prevails on a statutory claim that entitles the prevailing party to a reasonable attorney fees (with or without expert fees) as part of the costs, the arbitrator may award reasonable attorney fees (with or without expert fees) to the prevailing party in accord with such statute. Any controversy over whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this paragraph with respect to such arbitration shall be determined by the arbitrator.

               (g) In a contractual claim under this Agreement, the arbitrator shall have no authority to add, delete or modify any term of this Agreement.

        15.6 Confidentiality. Each of Buyer and the Company agrees that, unless and until the transactions contemplated hereby shall have been consummated, the Confidentiality Agreement dated July 17, 2001 between Buyer and Greate Bay (the "CONFIDENTIALITY AGREEMENT") shall remain in full force and effect, except to the extent disclosure is required by the Bankruptcy Court.

        15.7 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or telecopied with confirmation of transmission, or five days after mailed, certified or registered mail, with postage prepaid addressed as follows (or to such other person or address as the party to receive such notice may have designated from time to time by notice in writing pursuant hereto):

        If to the Company, Seller or Greate Bay:

               Greate Bay Casino Corporation
               Two Galleria Tower, Suite 2200
               13455 Noel Road, LB 48
               Dallas, Texas  75240
               Attention: John Hull
               Telecopy:  972-716-3903

        with a copy (which shall not constitute effective notice) to:

               Haynes and Boone, LLP
               901 Main Street, Suite 3100
               Dallas, Texas  75202
               Attention: Bill Hays
               Telecopy:  214-651-5940

        If to Buyer and the Company (after Closing):

               Alliance Gaming Corporation
               6601 South Bermuda Road
               Las Vegas, Nevada  89119
               Attention: Mark Lerner
               Telecopy:  702-896-7990

        With a copy (which shall not constitute effective notice) to:

               Gibson, Dunn & Crutcher
               333 South Grand Avenue
               Los Angeles, California  90071-3197
               Attention: Peter F. Ziegler
               Telecopy:  213-229-7520

        If to HWCC:

               c/o Hollywood Casino Corporation
               Two Galleria Tower, Suite 2200
               13455 Noel Road, LB 48
               Dallas, Texas  75240
               Attention: Walt Evans
               Telecopy:  972-716-3903

        With a copy (which shall not constitute effective notice ) to:

               Weil, Gotshal & Manges LLP
               100 Crescent Court, Suite 1300
               Dallas, Texas  75201

               Attention: Michael A. Saslaw
               Telecopy:  214-746-7777

        15.8 Headings; Gender; Interpretation. The headings to Articles and Sections of this Agreement are for reference only and shall not be used in construing the provisions hereof or otherwise affect the meaning hereof. The use of the neuter pronoun "it" shall also refer to as appropriate to the masculine and/or feminine gender. The use of the singular herein shall, where appropriate, be deemed to include the plural and vice versa. Whenever the word "including," "includes" or words of similar import appear in this Agreement, they shall be deemed to be followed by the words "without limitation."

        15.9 Counterparts. This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        15.10 Entire Agreement. This Agreement and the Confidentiality Agreement embodies the entire agreement and understanding among the Company, Seller, Greate Bay and Buyer and supersedes all prior agreements and understandings related to the subject matter hereof and thereof. There are no representations, warranties, covenants, promises or agreements on the part of either party to the other hereto which are not explicitly set forth herein.

        15.11 Modifications. Any modification, amendment or waiver of or with respect to any provision of this Agreement or any agreement, instrument or document delivered pursuant hereto shall not be effective unless it shall be in writing and signed by the Company, Seller, Greate Bay, Buyer and HWCC and shall designate specifically the terms and provisions so modified.

        15.12 Assignment and Binding Effect. No party may assign this Agreement or any interest herein without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and permitted assigns.

        15.13 No Third Party Beneficiaries. Except for the Indemnified Parties (and in such case solely to the extent such parties are entitled to seek indemnification under Article XIV) and as otherwise expressly set forth herein, no person shall be deemed to be a third party beneficiary hereunder or entitled to any rights hereunder.

        15.14 Access to Records. For a period of three years (and for a period of five years for tax purposes only) from and after the Closing, the Company, Seller, Greate Bay, HWCC and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any (a) audit, litigation or other proceeding with respect to taxes, (b) claim for indemnification hereunder, (c) inquiry of any Governmental Authority, (d) financial reporting and accounting matters (e) Claims arising with respect to the transactions contemplated hereby. Such cooperation shall include the retention and (upon any other party's request) the provisions of records and information which are reasonably relevant to any such matter and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, however, that no party shall be obligated pursuant to this provision or otherwise to provide or disclose confidential or proprietary information to any person without receiving a customary confidentiality agreement in form and substance reasonably acceptable to the party providing such information. Buyer shall (i) retain all books and records with respect to the foregoing matters pertinent to the Business for a period of five years from and after the Closing, (ii) abide by all record retention agreements entered into with any Governmental Authority and (iii) give Greate Bay, HWCC or their respective designated successors and assigns reasonable written notice (and an opportunity to copy) prior to destroying or discarding any such books and records proposed for destruction or discard.

        15.15 Guarantee. Greate Bay and Seller each hereby jointly and severally guarantees, as primary obligors and not as sureties, the performance of the obligations of each other and the Company (to the extent the Company's obligations are to be performed prior to Closing) under the terms of this Agreement.

                                   ARTICLE XVI

                                   DEFINITIONS

        "ACQUISITION PROPOSAL" shall have the meaning set forth in Section 6.3.

        "ACTUAL WORKING CAPITAL" shall have the meaning set forth in Section
1.1.

        "AFFILIATE" means any person that controls, is controlled by, or is under common control with another company.

        "AGREEMENT" means this Agreement and the Schedules and Exhibits hereto.

        "AUCTION" shall have the meaning set forth in the Recitals.

        "AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 3.14(a).

        "BANKRUPTCY COURT" shall have the meaning set forth in the Recitals.

        "BASKET AMOUNT" shall have the meaning set forth in Section 14.2(b)(i).

        "BREAK-UP FEE" shall have the meaning set forth in Section 10.3(b).

        "BUSINESS" shall have the meaning set forth in the Recitals.

        "BUYER" shall have the meaning set forth in the Preamble.

        "BUYER INDEMNIFIED PARTIES" shall have the meaning set forth in Section 14.2.

        "CLAIMS" shall have the meaning set forth in Section 2.8.

        "CLOSING" shall have the meaning set forth in Section 1.2.

        "CLOSING BALANCE SHEET" shall have the meaning set forth in Section 1.1.

        "CLOSING DATE" shall have the meaning set forth in Section 1.2.

        "CLOSING PAYMENT" shall have the meaning set forth in Section 1.3.

        "CODE" shall have the meaning set forth in Section 3.12.

        "COMMON STOCK" shall have the meaning set forth in the Recitals.

        "COMPANY" shall have the meaning set forth in the Preamble.

        "COMPANY CONTRACTS" shall have the meaning set forth in Section 3.10.

        "COMPETING BIDDERS" shall have the meaning set forth in Section 10.3(d).

        "COMPETING BIDS" shall have the meaning set forth in Section 10.3(d).

        "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in Section 15.6.

        "CONTROLLED GROUP" means, with respect to the Company, a group consisting of each trade or business (whether or not incorporated) which, together with the Company, would be deemed a "single employer" within the meaning of Section 4001(b)(l) of ERISA or subsections (b), (c), (m) or (o) of
Section 414 of the Code.

        "DEBTORS" shall have the meaning set forth in the Recitals.

        "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan"; in each case, which the Company sponsors or maintains for the benefit of its current or former employees, or to which it contributes (including employee elective deferrals) or is required to contribute on behalf of its employees, or with respect to which it has any obligations or liability.

        "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

        "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

        "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section
3.20(a).

        "ENVIRONMENTAL PERMITS" shall have the meaning set forth in Section 3.20(a).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

        "ESCROW AGENT" shall have the meaning set forth in Section 1.3.

        "EXPENSE REIMBURSEMENT" shall have the meaning set forth in Section 10.3(c).

        "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.14.

        "GAAP" shall have the meaning set forth in Section 1.1.

        "GOVERNMENTAL AUTHORITY" shall have the meaning set forth in Section
2.3.

        "GREATE BAY" shall have the meaning set forth in the Preamble.

        "HAZARDOUS SUBSTANCE" shall have the meaning set forth in Section
3.20(a).

        "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Paragraph or other subdivision.

        "HWCC" shall have the meaning set forth in the Recitals.

        "HWCC ADDITIONAL INDEMNIFICATION" shall have the meaning set forth in
Section 14.2(b).

        "HWCC ADDITIONAL INDEMNIFICATION AMOUNT" shall have the meaning set forth in Section 14.2(b).

        "INDEMNIFIED COSTS" shall have the meaning set forth in Section 13.2.

        "INDEMNIFIED PARTY" shall have the meaning set forth in Section 14.5.

        "INDEMNIFYING PARTY" shall have the meaning set forth in Section 13.5.

        "INDEPENDENT ACCOUNTANT" shall have the meaning set forth in Section 1.4(c).

        "INDEPENDENT TAX PROFESSIONAL" shall have the meaning set forth in
Section 6.3(c).

        "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 3.21(a).

        "INTERIM FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 3.14(b).

        "INTERIM ORDER" shall have the meaning set forth in Section 10.1.

        "KNOWLEDGE" or similar words and phrases such as "to the knowledge of" shall mean, the actual knowledge of such person or entity and, as applicable, the executive officers and directors of such entity.

        "LEGAL REQUIREMENTS" shall have the meaning set forth in Section 2.3.

        "LICENSE AND MAINTENANCE AGREEMENTS" shall have the meaning set forth in the Recitals.

        "LIENS" shall have the meaning set forth in Section 1.3.

        "MATERIAL ADVERSE EFFECT" shall have the meaning set forth in Section
3.1.

        "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

        "MULTIPLE EMPLOYER PLAN" has the meaning set forth in ERISA Sec.
4063(a).

        "OTHER PLAN" means any contract, program or arrangement which provides cash or non-cash benefits or perquisites to current or former employees of the Company, but which is not an Employee Benefit Plan, including, without limitations, any bonus, deferred compensation, executive compensation, fringe benefit, incentive, severance, stock option, stock purchase, performance share, stock appreciation or other equity based compensation, performance pay, loan or loan guarantee, plant closing, change of control, or other non-ERISA plan.

        "OVERBID EVENT" shall have the meaning set forth in Section 10.3(a).

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "PERMITS" shall have the meaning set forth in Section 3.13.

        "PERSON" refers to any individual, corporation, partnership, limited liability company, trust, governmental body or authority or other organization or entity.

        "PERSONNEL" shall have the meaning set forth in Section 3.21(c).

        "POST CLOSING ADJUSTMENT" shall have the meaning set forth in Section 1.4(a).

        "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

        "PRIMARY ESCROW AGREEMENT" shall have the meaning set fort in Section
1.3.

        "PRIMARY ESCROW FUNDS" shall have the meaning set fort in Section 1.3.

        "PURCHASE PRICE" shall have the meaning set forth in Section 1.1.

        "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043 and the regulations promulgated thereunder.

        "REQUIRED BUYER CONSENTS" shall have the meaning set forth in Section
5.4.

        "REQUIRED COMPANY CONSENTS" shall have the meaning set forth in Section 3.4.

        "REQUIRED GREATE BAY CONSENTS" shall have the meaning set forth in
Section 4.4.

        "REQUIRED SELLER CONSENTS" shall have the meaning set forth in Section 2.4.

        "SALE APPROVAL ORDER" shall have the meaning set forth in Section 10.2.

        "SALE APPROVAL ORDER" shall have the meaning set forth in Section 10.2.

        "SALE APPROVAL ORDER PERIOD" shall have the meaning set forth in Section 13.1.

        "SALE PROCEDURES ORDER" shall have the meaning set forth in Section
10.3.

        "SECONDARY ESCROW AGREEMENT" shall have the meaning set fort in Section 1.3.

        "SECONDARY ESCROW FUNDS" shall have the meaning set fort in Section 1.3.

        "SECURITIES ACT" shall have the meaning set forth in Section 5.9.

        "SELLER" shall have the meaning set forth in the Preamble.

        "SELLER INDEMNIFIED PARTIES" shall have the meaning set forth in Section 14.3.

        "SHARES" shall have the meaning set forth in the Recitals.

        "TAX SHARING PAYMENT" shall have the meaning set forth in Section
6.3(a).

        "THIRD PERSON" shall have the meaning set forth in Section 6.3.

        "THIRD-PARTY ACTION" shall have the meaning set forth in Section 14.5.

        "TRANSFER DOCUMENTS " shall have the meaning set forth in Section 15.4.

        "TRANSFERRED TAXES" shall have the meaning set forth in Section 15.4.

        "WRONGFUL ACTS" shall have the meaning set forth in Section 14.4.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            ADVANCED CASINO SYSTEMS CORPORATION

                                            By:     /s/ John C. Hull
                                                    ----------------------------
                                            Name:   John C. Hull
                                                    ----------------------------
                                            Title:  Vice President
                                                    ----------------------------


                                            PPI CORPORATION

                                            By:     /s/ John C. Hull
                                                    ----------------------------
                                            Name:   John C. Hull
                                                    ----------------------------
                                            Title:  Vice President
                                                    ----------------------------


                                            GREATE BAY CASINO CORPORATION

                                            By:     /s/ John C. Hull
                                                    ----------------------------
                                            Name:   John C. Hull
                                                    ----------------------------
                                            Title:  Chief Executive Officer
                                                    ----------------------------


                                            ACSC ACQUISITIONS, INC.

                                            By:     /s/ Robert L. Saxton
                                                    ----------------------------
                                            Name:   Robert L. Saxton
                                                    ----------------------------
                                            Title:  Treasurer
                                                    ----------------------------

The undersigned, HWCC-Holdings, Inc., a Texas corporation, for itself and its Affiliates, hereby agrees to complete and perform its obligations hereunder and acknowledges and consents to the terms and conditions of this Agreement and the consummation of the transactions contemplated hereby:

HWCC-HOLDINGS, INC.

By:      /s/ Paul C. Yates
         ----------------------------
Name:    Paul C. Yates
         ----------------------------
Title:   Vice President
         ----------------------------